UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Lincoln National Corporation
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PHILADELPHIA, PENNSYLVANIA

April 5, 2007

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Thursday, May 10, 2007, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19102. Our Board of Directors and management look forward to greeting you.

The enclosed notice of meeting and proxy statement describe the matters to be acted upon at the Annual Meeting of Shareholders. Please review these documents carefully.

It is important that you vote your shares of our stock, either in person or by proxy. To assist you in voting your shares, we offer, in addition to voting through the use of a proxy card, voting via telephone and over the Internet. If you are unable to attend, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

                                 Jon A. Boscia
Chairman and Chief Executive Officer

LINCOLN NATIONAL CORPORATION
PHILADELPHIA, PENNSYLVANIA

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 5, 2007

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, May 10, 2007, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19102.

The items of business are:

1.	to elect five directors for three-year terms expiring at the 2010 Annual Meeting;
2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2007;
3.	to approve an amendment and restatement of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan;
4.	to approve the Lincoln National Corporation Stock Option Plan for Non-Employee Directors; and
5.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 5, 2007. Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

C. Suzanne Womack
Secretary

LINCOLN NATIONAL CORPORATION
1500 MARKET STREET, SUITE 3900
CENTRE SQUARE WEST
PHILADELPHIA, PENNSYLVANIA 19102

PROXY STATEMENT
Annual Meeting of Shareholders
May 10, 2007

Our Board of Directors is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 10, 2007 (the “Annual Meeting”). The Annual Meeting will be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19102, beginning at 10 a.m. local time. We are first mailing this Proxy Statement and enclosed proxy to our shareholders on or about April 5, 2007. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

What proposals are being voted on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	to elect five directors for three-year terms expiring in 2010;
2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2007;
3.	to approve an amendment and restatement of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan;
4.	to approve the Lincoln National Corporation Stock Option Plan for Non-Employee Directors; and
5.	to consider and act upon such other matters as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 5, 2007, the record date for the meeting, are entitled to vote at the Annual Meeting. As of the record date, we had 277,216,958 shares of common stock and 12,526 shares of $3.00 cumulative convertible preferred stock, series A issued, outstanding, and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock and each share of preferred stock you own. The number of shares you own (and may vote) is listed on the proxy card.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1. In person. Attend the Annual Meeting and vote your shares, or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares.

If you own share equivalents through the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, all of which are 401(k) plans, you cannot vote at the Annual Meeting. Instructions on voting these share equivalents are described in more detail below.

2. By Mail. Mark, date, sign and mail the proxy card in the prepaid envelope. If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the description of each item in this proxy statement. With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3. By Telephone or Internet. You may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico. You may submit your proxy through the Internet by visiting the website listed on the enclosed proxy card.

If you hold your shares in “street name,” please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or Internet.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time prior to the Annual Meeting by (i) sending our Corporate Secretary a written revocation, (ii) submitting a new proxy by mail, telephone or Internet, or (iii) attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, the enclosed proxy/voting instruction card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of common stock allocated to your account. If our stock books contain identical account information regarding common stock that you own directly and common stock that you own through one or more of those plans, you will receive a single proxy/voting instruction card representing all shares owned by you. If you participate in one of these plans and do not return a proxy/voting instruction card by 11:59 p.m. (E.D.T.) on May 7, 2007, the trustees of your plan will vote the shares in your account in proportion to shares held by your plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of common stock allocated to your accounts in that plan. To vote your shares in those plans, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the Internet as instructed on your proxy/voting instruction card(s).

If you own our shares through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

What vote is required to approve each item?

A plurality of the votes cast is required for the election of directors (Item 1), which means that the director nominees receiving the highest number of votes will fill the open director seats. We do not have cumulative voting for directors. With respect to the ratification of the independent registered public accounting firm (Item 2), the proposal will be approved if more shares are cast in favor of the proposal than against it. For this purpose, abstentions and, if applicable, broker non-votes, are not counted as votes cast.

Under Indiana law, approval of the amendment and restatement of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan (Item 3) and the Lincoln National Corporation Stock Option Plan

for Non-Employee Directors (Item 4) will be approved if more shares are cast in favor of the proposal than against it, and abstentions and broker non-votes are not counted as votes cast on the proposals. However, under New York Stock Exchange (“NYSE”) listing standards, for the shares under the Plans to be approved for listing, at least a majority of the votes cast on each proposal must be voted in favor of the proposal, and the total votes cast on each proposal must represent a majority of all shares entitled to vote on the proposal at the Annual Meeting. Under the NYSE rules, abstentions are counted as votes cast against the proposal, but broker non-votes are not counted as votes cast on the proposal.

If any other matters are properly presented at the meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Who may solicit proxies?

Our directors, officers and employees as well as Georgeson Shareholder may solicit proxies on behalf of the Board via mail, telephone, fax, and personal contact.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record. As noted above, we have retained Georgeson Shareholder to solicit proxies. We will pay Georgeson Inc. a fee of $8,500, plus reasonable expenses, for these services.

SECURITY OWNERSHIP

Security Ownership Of More Than 5% Beneficial Owners

We have two classes of equity securities: common stock and preferred stock. The following table shows the names of persons known by us to beneficially own more than 5% of our common stock at December 31, 2006. We know of no one who beneficially owns more than 5% of our preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2006
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Neuberger Berman Inc. 605 Third Avenue New York, NY 10158	14,214,869 shares	5.125%

The information set forth in this table is based solely on our review of Schedules 13G filed with the SEC and as of the date set forth above. We do not have information regarding the foregoing share position after December 31, 2006. Information regarding the amount and nature of beneficial ownership is to the best of our knowledge.

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of common stock) beneficially owned on March 5, 2007 by each director, nominee for director, and “Named Executive Officer,” individually, and by all directors and executive officers as a group. As of March 5, 2007, none of the persons listed in the table owned any shares of our preferred stock.

Whenever we refer in this Proxy Statement to the “Named Executive Officers,” or NEOs, we are referring to those executive officers that we are required to identify in the Summary Compensation Table on page 45.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 5, 2007
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS	LNC STOCK UNITS[2]	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENT OF CLASS
William J. Avery	9,640	*	11,334	20,974	*
J. Patrick Barrett	32,574	*	37,553	70,127	*
Jon A. Boscia	1,639,647	*	53,473	1,693,120	*
Patrick P. Coyne	1,011	*	4,857	5,868	*
Frederick J. Crawford	50,648	*	3,531	54,179	*
William H. Cunningham	74,950	*	12,037	86,987	*
Dennis R. Glass	1,321,925	*	--	1,321,925	*
John H. Gotta	--	*	8,676	8,676	*
George W. Henderson, III	74,318	*	18,891	93,209	*
Eric G. Johnson	17,796	*	18,672	36,468	*
M. Leanne Lachman	21,508	*	29,644	51,152	*
Warren A. May	61,025	*	--	61,025	*
Michael F. Mee	8,508	*	13,054	21,562	*
William P. Payne	84,761	*	10,252	95,013	*
Patrick S. Pittard	86,790	*	12,030	98,820	*
Jill S. Ruckelshaus	25,908	*	10,642	36,550	*
David A. Stonecipher	2,424,178	*	--	2,424,178	*
Westley V. Thompson	181,870	*	29,802	211,672	*
Isaiah Tidwell	10,030	*	2,299	12,328	*
All Directors and Executive Officers as a group -28 persons	6,893,920	2.44%	331,016	7,224,936	2.55%
_________________________________
* Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 5, 2007.

1 The number of shares that each person named in this table has a right to acquire within 60 days of March 5, 2007 is as follows: Mr. Avery, 5,250 shares; Mr. Barrett, 11,250 shares; Mr. Boscia, 1,293,140 shares; Mr. Crawford, 22,350 shares; Mr. Cunningham, 73,712 shares; Mr. Glass, 1,191,480 shares; Mr. Henderson, 73,712 shares; Mr. Johnson, 11,250 shares; Ms. Lachman, 11,250 shares; Mr. May, 54,530 shares; Mr. Mee, 8,250 shares; Mr. Payne, 73,712 shares; Mr. Pittard, 83,835 shares; Ms. Ruckelshaus, 11,250 shares; Mr. Stonecipher, 2,166,396 shares; Mr.

    Thompson, 107,618 shares; and Mr. Tidwell, 9,940 shares. In addition, the shares listed above include restricted stock of which the following persons have sole voting power (and no investment power): Mr. Avery, 258 shares; Mr. Barrett, 258 shares; Mr. Crawford, 6,153; Mr. Glass, 39,749; Mr. Johnson, 258 shares; Ms. Lachman, 328 shares; Mr. Mee, 258 shares; Ms. Ruckelshaus, 328 shares; and Mr. Thompson, 6,211 shares. The following individual shares voting and investment power with his spouse to the specified number of shares: Mr. Boscia, 53,579. In addition, the shares listed above include certain shares owned by the individual’s spouse: Mr. Boscia, 66,513 shares and Mr. Stonecipher, 8,247 shares. Mr. Stonecipher’s shares include 181,399 shares held in a trust. Finally, the shares listed above include shares that are held in charitable foundations: Mr. Boscia, 70,696 shares are held by the Boscia Family Foundation of which Mr. Boscia is a trustee, and with respect to which, he does not have a pecuniary interest and Mr. Stonecipher, 24,974 shares are held by the Stoneypeak Foundation of which Mr. Stonecipher is a trustee, and respect to which, he does not have a pecuniary interest.

2 LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

GOVERNANCE OF THE COMPANY

As a result of the completion of our merger on April 3, 2006 with the Jefferson-Pilot Corporation, or Jefferson- Pilot, we amended our bylaws to effectuate various corporate governance changes as required by the agreement and plan of merger. The amended bylaws expanded our Board of Directors from 12 to 15 members and set forth the following additional provisions relating to the composition of our Board of Directors immediately following the merger:

•
the initial Board of Directors was required to consist of eight directors who were members of our Board of Directors prior to the effective time of the merger (referred to as “former LNC directors”), and seven directors who were members of Jefferson-Pilot’s Board of Directors prior to the effective time of the merger (referred to as “former Jefferson-Pilot directors”);

•
the initial Board of Directors was required to have two former Jefferson-Pilot directors and three former LNC directors as members of the class having terms expiring at the 2006 Annual Meeting; three former Jefferson-Pilot directors and two former LNC directors as members of the class having terms expiring at the 2007 Annual Meeting; and two former Jefferson-Pilot directors and three former LNC directors as members of the class having terms expiring at the 2008 Annual Meeting;

•	the lead director of the initial Board of Directors was chosen by the former Jefferson-Pilot directors;

•
our bylaws require each of our initial Board Committees to consist of an equal number of former LNC and former Jefferson-Pilot directors, with former LNC directors having the exclusive authority to recommend replacements of former LNC directors and former Jefferson-Pilot directors having the exclusive authority to recommend replacements of former Jefferson-Pilot directors;

•
with respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting, our bylaws require that former LNC directors on our Corporate Governance Committee have the authority to recommend individuals to our Board of Directors to fill vacant former LNC directorships and to recommend nominees to shareholders at an annual meeting to fill former LNC directorships;

•
with respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting, our bylaws require that former Jefferson-Pilot directors on our Corporate Governance Committee have the authority to recommend individuals to our Board of Directors to fill vacant former Jefferson-Pilot directorships and to recommend nominees to shareholders at an annual meeting to fill former Jefferson-Pilot directorships;

•	for a period of 30 months from completion of the merger, our bylaws require the approval of 70% of the directors to:

1.	remove Jon A. Boscia as our Chairman and CEO or modify his duties and responsibilities;

2.	remove any director;

3.
with respect to any election of directors occurring at or after the 2007 annual shareholders’ meeting (a) elect any director to fill a vacancy or newly created directorship or the nomination of any individual for election as a director by shareholders, unless such person has been recommended to the Board of Directors by the affirmative vote of a majority of the entire membership of the Corporate Governance Committee, or (b) change the composition or chairmanship of any committee of the Board of Directors, unless such change has been recommended by a majority of the entire membership of the Corporate Governance Committee;

4.	remove the lead director or appoint any person as lead director who is not a former Jefferson-Pilot Director;

5.	change the size of the Board of Directors or any committee, or the responsibilities of, or the authority delegated to, any committee of the Board of Directors;

6.	engage in any extraordinary business transactions involving LNC or any of its “significant subsidiaries” (as defined in the Bylaws);

7.	alter, amend or repeal LNC’s Corporate Governance Guidelines, except to the extent necessary to make such guidelines consistent with the bylaws; and

8.	alter, amend or repeal the foregoing bylaw provisions.

Our Corporate Governance Guidelines

Subject to the bylaw amendment discussed above, listed below are what we believe are some, but not all, of the more significant aspects of our Corporate Governance Guidelines. A full text of our Corporate Governance Guidelines is available on our website (www.lfg.com) and in print to any shareholder who requests them by contacting our Corporate Secretary.

•
A majority of our Board, including the nominees for director, must at all times be independent under the applicable NYSE listing standards as determined under the guidelines for determining the independence of directors. Director independence is discussed further below.

•
The independent directors must meet in executive session at least once a year and at such other times as they may desire. Director J. Patrick Barrett will preside over the meeting(s) of independent directors. The outside directors, including any who are not “independent,” meet (presided over by the lead director) in connection with each regularly scheduled Board meeting and at such other times as they may desire.

•
The Board has, among other Committees, an Audit Committee, Compensation Committee and Corporate Governance Committee and only independent directors may serve on each of these committees, and all of the directors serving on those Committees are independent under applicable NYSE listing standards and our Corporate Governance Guidelines.

•	The current lead director is David A. Stonecipher. Mr. Stonecipher was the former chairman and chief executive officer of Jefferson-Pilot Corporation.

•
Outside directors are not permitted to serve on more than five boards of public companies in addition to our Board and independent directors who are chief executive officers of publicly held companies may not serve on more than two boards of public companies in addition to our Board. Inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•
The written charters of the standing Committees of the Board are reviewed not less than annually. The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards. The charters are available on our website (www.lfg.com) and in print to any shareholder who requests them by contacting our Corporate Secretary.

•
We have Corporate Governance Guidelines that likewise comply with the NYSE’s listing standards. The Corporate Governance Guidelines are available on our website (www.lfg.com) and are also available in print to any shareholder who requests them by contacting our Corporate Secretary.

•
We have a Code of Conduct that is available on our website () and is also available in print to any shareholder who requests it by contacting our Corporate Secretary. The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended, and our “code of business conduct and ethics” for purposes of the NYSE listing standards. We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website ().

•	Committee chairs serve a minimum of three years and a maximum of six years, unless those limitations are shortened or extended by the Board.

•	We have a mandatory retirement age of 72 for outside directors.

•	The Board conducts a review of the performance of the Board and its Committees each year.

•
The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed. These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term.

•	The Board conducts an annual CEO performance evaluation. The lead director chairs a meeting of the outside directors to discuss the evaluation and communicates the results to the CEO.

•	The Board reviews the annual succession planning report from the CEO, including the position of CEO as well as other executive officers.

•
The Board, Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee each have authority to retain legal counsel or any other consultant or expert without notification to, or prior approval of, management.

•
Directors are required to submit their resignation from the Board upon changing their occupational status, and the Corporate Governance Committee with input from the CEO makes a recommendation to the Board regarding acceptance of such resignation.

•
Directors are required to achieve share ownership of three times their annual cash portion of the retainer within five years of election to the Board, and based on the March 5, 2007 closing price of our common stock, all directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.

•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.

•	We will not make any personal loans or extensions of credit to directors or executive officers.

•	The Corporate Governance Committee must re-evaluate the Corporate Governance Guidelines each year.

Director Independence

Our common stock is traded on the NYSE. NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards. The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director. As permitted by the NYSE listing standards, the Board has adopted categorical standards to assist it in determining whether its members have such a material relationship with us. These standards, which are part of our Corporate Governance Guidelines, are discussed below and can be found on our website (www.lfg.com).

The Corporate Governance Committee and the Board have reviewed the independence of each Board member, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which include the NYSE standards for independence). As a result of this review, the Board affirmatively determined that directors Avery, Barrett, Cunningham, Henderson, Johnson, Lachman, Mee, Payne, Pittard, Ruckelshaus and Tidwell are, and former director Tilton was, independent because they have none of the following material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a material relationship with us):

•	is or was an employee, or whose immediate family member is or was an executive officer, of us or our subsidiaries during the three years prior to the independence determination;

•
has received, or whose immediate family member received, from us, during any 12-month period within the three years prior to the independence determination, more than $100,000 in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(i) is or an immediate family member is a current partner of our external or internal auditor (to the extent the internal auditor is a third-party); (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or who has an immediate family member that was, within the three years prior to the independence determination (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•
is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of our present executives served at the same time on that company’s compensation committee within the three years prior to the independence determination;

•
is or was an executive officer or an employee, or whose immediate family member is or was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues within the three years prior to the independence determination;

•
is an executive officer of a not-for-profit organization to which we or the Lincoln Financial Foundation, Inc.’s annual discretionary contributions exceed the greater of $1 million or 2% of the organization’s latest publicly available total annual revenues; and

•
has any other material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us, including any contributions we made to a charitable organization of which the director serves as an executive officer).

The Board of Directors also has determined that the following relationships are not material and do not impair a director’s independence:

•
A director or a director’s immediate family member’s purchase or ownership of an insurance, annuity, mutual fund or other product from us, or use of our financial services, all on terms and conditions substantially similar to those generally available to other similarly situated third parties in arm’s-length transactions and does not otherwise violate the criteria listed above.

•	A director’s membership in the same professional association, or the same social, fraternal or religious organization or club, as one of our executive officers or other directors.

•	A director’s current or prior attendance at the same educational institution as one of our executive officers or other directors.

•	A director’s service on the board of directors of another public company on which one of our executive officers or directors also serves, except for prohibited compensation committee interlocks.

•	A director’s employment by another public company whose independent registered public accounting firm is the same as ours.

In addition, a director who is also a member of our Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934:

1.
A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with us or any of our subsidiaries (provided that such compensation is not contingent in any way on continued service).

2.	A director is not independent if he or she is an “affiliated person” (as defined in Section 10A-3 of the Exchange Act) of us or any of our subsidiaries.

Finally, the Board determined that those directors who are members of the Audit, Corporate Governance, Compensation and Finance Committees are likewise independent of our management and us under our Corporate Governance Guidelines and SEC and NYSE rules, as applicable.

In conducting its independence review discussed above, the Board considered, among other things, transactions and relationships between each outside director or any member of his or her immediate family and us or our subsidiaries and affiliates. In making these determinations, the Board considered that in the ordinary course of business, transactions occur between us and companies at which some of our directors are or have been employees or officers. In each case, the amount of transactions with these companies in each of the last three years did not reach the thresholds set forth in the categorical standards. Mr. Cunningham is a professor at and employee of The University of Texas with which we engage in ordinary course of business transactions. Mr. Barrett is president of a company with which we engage in ordinary course of business transactions. The transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none approached the threshold levels set forth in our categorical standards.

Under our categorical standards, discretionary contributions to not-for-profit organizations to which a director serves as an executive officer of the lesser of $1 million or 2% of the organization’s latest publicly available total annual revenues, will not impair the director’s independence. None of the directors are executive officers of the not-for-profit organizations to which we or the Lincoln Financial Foundation, Inc. made contributions, and none of the reported transactions approach the levels set forth on our categorical standards.

Qualifications and Director Nomination Process

The Corporate Governance Committee of the Board, which is composed solely of “independent directors,” is responsible for (1) assisting the Board by identifying individuals qualified to become Board members, (2) recommending to the Board the director nominees for the next annual meeting of shareholders and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies. Our Corporate Governance Guidelines provide that the Board itself should be responsible, in fact as well as procedure, for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee. However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination. If any member of the Board being considered for re-nomination does not wish to serve or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess. The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes integrity, issues of diversity, age, professional accomplishments, skills such as understanding of marketing, finance, accounting, regulation and public policy, international background, commitment to our shared values, etc. - all in the context of an assessment of the perceived needs of the Board at a given point in time.

The Board has delegated the process of screening potential nominees who are not current directors to the Corporate Governance Committee with input from the CEO. In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and if warranted, one or more members of the Corporate Governance Committee interview the nominee. Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in Exhibit 2 to this proxy statement and discussed beginning on page 69 of this proxy statement under the heading “Shareholder Proposals.” If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board. The Board may accept or reject the proposed nominee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Communications with Directors

The Board provides a process for interested persons to send communications to the Board or to the outside directors of the Board. Interested persons with information pertaining to any possible violation of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal accounting controls or audit, or other concerns are invited to communicate this information to the outside members of the Board of Directors at:

The Outside Directors
Lincoln National Corporation
Centre Square, West Tower
1500 Market St, Suite 3900
Philadelphia, PA 19102-2112
Facsimile: 215-977-2881
Attention: Office of the Corporate Secretary

All complaints and concerns will be received and processed by the Corporate Secretary. Relevant and appropriate complaints and concerns will be referred to our Board’s lead director. You may report your concerns anonymously and/or confidentially. If you choose to report your concerns anonymously, we will be unable to contact you in the event we require further information in the course of our investigation. If you choose to report your concerns confidentially, we cannot guarantee absolute confidentiality. In certain circumstances, it would be impossible to conduct a thorough investigation without revealing your identity. No retaliatory action will be taken against employees who raise any concern in good faith.

Director Attendance at 2006 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our annual meeting of shareholders, but directors are encouraged to attend the annual meeting of shareholders. All of our directors attended the 2006 annual meeting of shareholders, except Jill S. Ruckelshaus.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is currently composed of 14 members. The members of the Board, including Board nominees, their relevant term of office, and certain biographical information are set forth below under “Item 1 - Election of Directors.” Compensation of our directors is discussed below under “Compensation of Directors.”

During 2006, the Board met 6 times. All directors attended 75% or more of the aggregate meetings of the Board and Board Committees held during the period that he or she served as a director and which he or she was eligible to attend.

The Board currently has five standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Finance Committee and the Committee on Corporate Action. In 2006, the former Development Committee changed its name to the Finance Committee, and the Finance Committee assumed the duties of the Development Committee and former Securities Committee. The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2006. The Audit, Compensation, Corporate Governance and Finance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2006
(C=Chair M=Member)

Name	Audit	Compensation	Corporate Governance	Finance	Corporate Action[1]
William J. Avery	M
J. Patrick Barrett			M
Jon A. Boscia					C
William H. Cunningham		C		M
Dennis R. Glass					M
George W. Henderson, III	M			M
Eric G. Johnson				C
M. Leanne Lachman	C
Michael F. Mee		M		M
William P. Payne			C
Patrick S. Pittard		M
Jill S. Ruckelshaus			M
David A. Stonecipher
Isaiah Tidwell	M		M
Number of Meetings in 2006:	10	9	6	4	--
1 The Committee on Corporate Action normally takes action by the unanimous written consent of the members of that Committee, and eight such actions were taken in 2006.

The functions and responsibilities of the key standing committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight. The principal functions of the Audit Committee include:

•
assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of our general auditor and independent auditor;

•	select, evaluate and replace the independent auditors, and approve all engagements of the independent auditors;
•	review significant financial reporting issues and practices;
•
discuss our annual consolidated financial statements and quarterly “management discussion and analysis of financial condition and results of operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;
•	establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•	consult with management before the appointment or replacement of the internal auditor; and
•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

The Board has determined that William J. Avery is an “audit committee financial expert” as defined under Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Avery is an independent director under applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines. The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website (www.lfg.com).

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 18.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with senior management, our general compensation philosophy;
•	review and confer on the selection and development of executive officers and key personnel;
•
review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and set the chief executive officer’s compensation level based on this evaluation;

•	review and recommend to the Board for approval candidates for chairman of the Board and chief executive officer;
•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	make recommendations to the Board regarding incentive compensation and equity-based plans and approve all grants and awards under such plans to executive officers;
•	approve employment contracts and agreements for executive officers; and
•
approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness.

The Compensation Committee has the authority to retain and terminate compensation consultants and to approve any compensation consultant’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors. A copy of the Compensation Committee Charter is available on our website (www.lfg.com). More information concerning the Compensation Committee is set forth below “Compensation Committee Processes and Procedures.”

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;
•	subject to our bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;
•	take a leadership position regarding corporate governance and to develop and recommend to the Board a set of corporate governance principles;
•	develop and recommend to the Board standards for determining the independence of directors;
•	recommend to the Board an overall compensation program for directors;
•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;
•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and
•	recommend to the Board such additional actions related to corporate governance as the Committee deems advisable.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors. A copy of the Corporate Governance Committee Charter is available on our website (www.lfg.com).

Finance Committee

The Finance Committee replaced our prior Development and Securities Committees. The principal functions of the Finance Committee include:

•	review our financial performance standards and our performance against such standards;
•
review and provide guidance to senior management with respect to our capital structure, including reviewing and approving (within guidelines established by the Board) issuance of securities by us or any of our affiliates and reviewing and recommending changes, if necessary, to our dividend and share repurchase strategies;

•	review our overall credit quality and credit ratings strategy;
•	review and provide recommendations regarding our strategic initiatives;
•
within guidelines established by the Board, review and approve proposed mergers, acquisitions, divestitures, joint ventures, other strategic investments and significant proposed “off balance sheet” transactions;

•	review and approve our investment policies, strategies and guidelines;
•	review our hedging program and the policies and procedures governing the use of financial instruments including derivative instruments; and
•	review the adequacy of the funding of our qualified pension plans, including significant actuarial assumptions.

The Finance Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. A copy of the Finance Committee Charter is available on our website at www.lfg.com.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and, in some cases, the Finance Committee, the principal functions of the Committee on Corporate Action include:

•
determine the pricing of the securities offered from the shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve the final form of underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under the shelf registration statement; and
•	elect certain classes of our officers as the Board may determine by resolution.

ITEM 1 - ELECTION OF DIRECTORS

Our Board is currently composed of 14 members and is divided into three classes. Each director is elected for a three-year term. We have a vacancy in the class with a term expiring at the 2008 Annual Meeting of Shareholders as a result of Glenn F. Tilton’s resignation from the Board on March 20, 2007. The Board of Directors is authorized under our Bylaws to fill the vacancy in the class of directors or reduce the size of the Board without seeking shareholder approval.

Nominees For Director

If you sign the enclosed proxy card and return it to us, your proxy will be voted for the Board’s nominees for terms expiring at the 2010 Annual Meeting or until their successors are duly elected and qualified, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees. All of the nominees are current directors of LNC. All nominees have agreed to serve on the Board if they are elected. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2010 Annual Meeting

William J. Avery
Director since 2002
Age 66

Principal Occupation, Business Experience and public and investment Company Directorships:
Retired Executive. Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc., a manufacturer of packaging products for consumer goods (1995 - 2001). Director of Rohm & Haas.

William H. Cunningham
Director since 2006
Age 63

Principal Occupation, Business Experience and public and investment Company Directorships:
Professor at The University of Texas at Austin (2000 - Present). Director of Hayes Lemmerz International, Inc., Introgen Therapeutics, Inc., John Hancock Mutual Funds, LIN Television, and Southwest Airlines Co.

William Porter Payne
Director since 2006
Age 59

Principal Occupation, Business Experience and public and investment Company Directorships:
Partner, Gleacher Partners LLC, an investment banking and asset management firm (2000 - Present). Director of Anheuser Busch, Inc. and Cousins Properties, Inc.

Patrick S. Pittard
Director since 2006
Age 61

Principal Occupation, Business Experience and public and investment Company Directorships:
Distinguished Executive in Residence at the Terry Business School, University of Georgia (2002 - Present). Chairman, President and Chief Executive Officer of Heidrick & Struggles International, Inc., a global provider of senior level executive search and leadership development services (1983 - 2002). Director of Artisan Funds.

Jill S. Ruckelshaus
Director since 1975
Age 70

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive. Prior to her retirement in 1997, Ms. Ruckelshaus was a consultant for William D. Ruckelshaus Associates, environmental consultants (1989 - 1997). Director of Costco, Inc.

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing In Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2008 Annual Meeting

J. Patrick Barrett
Director since 1990
Age 70

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Chairman and Chief Executive Officer of CARPAT Investments, a private investment company (1987 - Present).

Dennis R. Glass
Director since 2006
Age 57

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President and Chief Operating Officer of Lincoln National Corporation (April 2006 - Present). President and Chief Executive Officer of Jefferson-Pilot Corporation (2004- April 2006). President and Chief Operating Officer of Jefferson-Pilot Corporation (2001 -2004).

Michael F. Mee
Director since 2001
Age 64

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive. Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company, a pharmaceutical and related health care products company (1994 - 2001). Director of Ferro Corporation.

    David A. Stonecipher
    Director since 2006
    Age 66

     Principal Occupation, Business Experience and Public and Investment Company Directorships:
     Retired Executive. Director, Chairman of the Board of Jefferson-Pilot Corporation (2004 - 2006). Director, Chairman of the Board, Chief Executive Officer of Jefferson-Pilot
     Corporation    (2001 - 2004).

Continuing in Office for a Term Expiring at the 2009 Annual Meeting

Jon A. Boscia
Director since 1998
Age 55

Principal Occupation, Business Experience and Public and Investment company Directorships:
Chairman of Lincoln National Corporation (2001 - Present). Chief Executive Officer of Lincoln National Corporation (1998 - Present) President of Lincoln National Corporation (1998 - 2001). President, The Lincoln National Life Insurance Company (1999 - 2004). Director of The Hershey Company.

George W. Henderson, III
Director since 2006
Age 58

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive. Chairman and Chief Executive Officer of Burlington Industries, Inc., a manufacturer of textile products (1995 - 2003) (Burlington filed for bankruptcy protection under Chapter 11 in late 2001 to transition and modify its business model in the highly competitive textile business). Director of Bassett Furniture Industries, Inc. and Propex, Inc.

Eric G. Johnson
Director since 1998
Age 56

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President and Chief Executive Officer of Baldwin Richardson Foods Company, a manufacturer of dessert products and liquid condiments for retail and the food service industry (December 1997 - present).

M. Leanne Lachman
Director since 1985
Age 64

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President of Lachman Associates LLC, an independent real estate consultant and investment advisor (2003 - Present). Principal and Managing Director of Lend Lease Real Estate Investments, a global investment manager (1999 - 2003). Secretary of G.L. Realty Investors, Inc (2004 - Present). Director of Liberty Property Trust.

Isaiah Tidwell
Director since 2006
Age 62

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive. Executive Vice President and Georgia Wealth Management Director, Wachovia Bank, N.A., a diversified commercial banking organization (2001 - 2005). Director of Lance, Inc. and Ruddick Corporation.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2007, our Audit Committee appointed Ernst & Young LLP, as our independent registered public accounting firm, for the year ending December 31, 2007. We have engaged this firm and its predecessors in this capacity continuously since 1968. Although not required, we request that you ratify this appointment. If you do not ratify this appointment, the Audit Committee may reconsider its appointment. Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2006.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP, as our independent registered public accounting firm for 2007.

Independent Registered Public Accounting Firm
Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2006 and 2005 for professional services rendered as well as the related percentage of total fees that each category comprises.

	Fiscal Year Ended -December 31, 2006	% of Total Fees	Fiscal Year Ended -December 31, 2005	% of Total Fees
Audit Fees	10,017,627	83.3	$7,830,649	82.9
Audit-Related Fees	2,006,249	16.7	$1,553,626	16.5
Tax Fees	--	--	$57,093	0.6
All Other Fees	13,500	*	--	--
TOTAL FEES:	12,037,376	100.0	$9,441,368	100.0

*less than 1%

Audit Fees

Fees for audit services include fees associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

Tax Fees

Fees for tax services include tax compliance and advisory services.

All Other Fees

Represents fees for two software products used for technical research.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP. These pre-approval procedures are set forth in Exhibit 3 hereto. During the year ended December 31, 2006, we relied upon the de minimis exception to pre-approval pursuant to SEC rules for approximately 1% of all services provided by Ernst & Young LLP.

Audit Committee Report(1)

Management has primary responsibility for preparing Lincoln National Corporation’s financial statements and establishing financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of the Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2006. The Audit Committee has also discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has received the written disclosures and representations from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2006 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

William J. Avery
George W. Henderson, III
M. Leanne Lachman, Chair
Isaiah Tidwell

(1)
This Audit Committee Report, will not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate such information by reference into a document filed with the SEC under the Exchange Act or under the Securities Act of 1933, as amended.

ITEM 3
APPROVAL OF THE
LINCOLN NATIONAL CORPORATION
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

On February 23, 2007, our Board of Directors approved an amendment and restatement of the Amended and Restated Lincoln National Corporation Incentive Compensation Plan, which, as amended and restated, is referred to below as the ICP, or the Plan. The Plan as last amended and restated in 2005 is referred to below as the Amended and Restated ICP.

The purpose of the amendment and restatement was to increase the total number of shares of common stock available for issuance under the Plan by 5,500,000 and to expand the business criteria that we use to set performance targets, subject to shareholder approval at this Annual Meeting. We are asking shareholders to approve the amendment and restatement so that we may continue to grant equity awards to attract and retain key employees and to tie our key employees’ interests with those of shareholders. Also, by approving the amendment and restatement, shareholders will be deemed to have re-approved the expanded business criteria that we use to set performance targets for awards granted to satisfy the provision of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Purpose

Our Board of Directors believes that attracting and retaining key employees is essential to our growth and success. In addition, our Board believes that our long-term success is enhanced by a competitive and comprehensive compensation program, which may include tailored incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of our performance and the creation of shareholder value. Under the Plan, we are able to grant awards that enable us to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in us and thereby align their interests with the interests of our shareholders. Accordingly, the Plan is designed to accomplish these objectives.

The changes to the Amended and Restated ICP are to increase the total number of shares of common stock available for issuance under the Plan by 5,500,000 shares and to expand the business criteria that we use to set performance targets. Under the Plan, the total number of shares of our common stock initially reserved and available for delivery to participants in connection with Awards (as defined below), including shares relating to awards previously granted, was 32,226,512. As of December 31, 2006 and March 5, 2007, 5,057,411 and 3,490,150, respectively, of these shares remained available for issuance. Note, in general, that the shares remaining under the Plan at December 31, 2006 will fluctuate as new Awards are granted and as outstanding Awards expire or are cancelled or forfeited without delivery of the shares underlying an award to a recipient. For a further discussion of share counting under the Plan, see “Shares Subject to the ICP; Annual Per-Person Limitations” below. If the amendment and restatement is not approved, the Plan will continue with the remaining shares available for issuance, but we believe this amount will be insufficient to allow us to attract and retain key talent.

Our incentive compensation programs are paid out upon the Compensation Committee’s certification of the achievement of pre-established performance goals that meet the requirements of Section 162(m) of the Code for “performance-based” compensation. For further information regarding 2006 incentive compensation, see the “Compensation Discussion & Analysis” beginning on page 31 of this proxy statement. We believe that, as a result of our merger with Jefferson-Pilot Corporation and the growth of our businesses, the current list of business criteria used to establish the pre-established performance goals is not broad enough to allow us to develop appropriate performance goals for all of our businesses.

We commit to shareholders that we will maintain a prospective three-year average burn rate (commencing on January 1, 2008) with respect to our equity awards under all plans that will not exceed the greater of two percent of our shares outstanding or the mean of its Global Industry Classification Standards Peer Group (Insurance). The “burn rate” is calculated by dividing the number of Awards granted each fiscal year by the basic shares of common stock outstanding at the end of each of the three fiscal years. For purposes of calculating the number of shares granted in a year, Awards, other than options and SARs with an exercise price that is at least equal to the fair market value on the date of grant, will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%.

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 4.

Types of Awards. The terms of the Plan provide for grants of stock options, stock appreciation rights (“SARs”), restricted stock, deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (“Awards”).

Shares Subject to the ICP; Annual Per-Person Limitations. As stated above, under the Plan, the total number of shares of our common stock reserved and available for delivery to participants in connection with Awards is 32,226,512. However, 5,057,411 shares and 3,490,150 were available under the ICP as of December 31, 2006 and March 5, 2007, respectively. We are seeking to increase the number of shares available for issuance under the Plan by 5,500,000. Shares that may be issued in payment of Awards, other than Options and SARs, are counted against the remaining shares at a ratio of 3.25-to-1. The total number of shares of common stock with respect to which incentive stock options (“ISOs”), none of which are currently outstanding, may be granted shall not exceed 2,000,000. As stated above, the remaining shares will vary at any point in time due to new Award grants and expirations, forfeitures and cancellations of outstanding Awards as discussed in the following paragraph. Any shares of common stock delivered under the Plan shall consist of authorized and unissued shares.

 The Plan contains rules to permit all awards to be properly counted and not counted twice. These rules will apply to shares previously authorized under any other plan at the time they become subject to the Plan. Forfeited, terminated or expired awards of shares, as well as awards settled in cash without issuing any shares, will become available for future awards. With respect to stock settled SARS, the full issuance of shares to settle such Awards will count against shares available under the Plan.

In addition, the Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 2,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility. Our or our subsidiaries’ executive officers and other officers and employees, agents and brokers, including any such person who may also be one of our directors, are eligible to be granted Awards under the Plan. It is anticipated that approximately 1,500 persons are eligible to receive Awards under the Plan.

Administration. The Plan will be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee is authorized to interpret the provisions of the plan, select participants, determine the type and number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may, in its discretion, convert any Award or the value of any Award under the Plan, subject to applicable laws and regulations, into Deferred Stock Units which will be administered under the Deferred Compensation Plan. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant. Under the Plan, unless otherwise determined by the Committee, the fair market value of common stock is the average of the highest and lowest prices of a share of common stock, as quoted on the composite transactions tape on the NYSE, on the last trading day prior to the date on which the determination of fair market value is being made. However, as is discussed further below on page 39, the Compensation Committee has adopted a policy providing that options granted after November 2006 will use the closing price of our common stock on the date of grant as the exercise price. On March 22, 2007, the closing price of our common stock was $68.23 per share.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, common stock or outstanding Awards having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. To date, we have only granted SARs settleable exclusively in cash. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of common stock. However, as discussed below, the exercise price of an option may not be reduced (except as a result of a change in our capitalization) without shareholder approval. See “Other Terms of Awards; No Repricing,” below.

Restricted Stock and Deferred Stock Units. The Committee is authorized to grant restricted stock and deferred stock units. Restricted stock is a grant of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock units is credited to a bookkeeping reserve account under the Deferred Compensation Plan. Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards. The Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon our performance or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance Awards and annual incentive Awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Named Executive Officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance Award or annual incentive Award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the Plan that may be used are, as defined by the Committee: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) total shareholder return; (10) profit margins; (11) sales, deposits, net flows, premiums and fees, or growth in premiums and fees, including service fees; (12) book value; (13) customer and producer growth or retention; (14) market share or change in market share; (15) stock price or change in stock price; (16) market capitalization, change in market capitalization, or return on market value; (17) fund, account or investment performance; (18) cash flow or change in cash flow; (19) expense ratios, product cost reduction through advanced technology, or other expense management measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) ratio of claims or loss costs to revenues; (22) satisfaction measures: customer, provider, or employee; (23) implementation or completion of critical projects or processes; (24) product development, product release schedules, new product innovation, brand recognition/acceptance; (25) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies; and (26) any criteria comparable to those listed above, including metrics designed to measure progress toward achieving the company’s strategic intent of becoming the retirement income security company of choice for its clients, that shall be approved by the Committee.

In granting annual incentive or performance Awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance Awards payable to each participant in the pool, and the amount of any potential annual incentive or performance Award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify as performance-based compensation under Code Section 162(m).

Subject to the requirements of the Plan, the Committee will determine other performance Award and annual incentive Award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. Because of the discretionary nature of the Awards that may be made under the Plan, the benefits available under the Plan are not readily determinable. However, the Awards that may be made under the Plan are subject to the limitations discussed above under “Shares Subject to the ICP; Annual Per Person Limitations.”

Other Terms of Awards; No Repricing. In general, Awards may be settled in the form of cash, common stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

The Committee may, however, grant Awards in exchange for other Awards under the Plan, awards under our other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other award, or rights as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or within a specified period following termination of employment. We may, in our discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

Notwithstanding any other provision of the Plan, no option that has been granted under the Plan may be repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with adjustments permitted under the Plan), if the effect would be to reduce the exercise price for the shares underlying the option.

Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a “change of control” of us, except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, except to the extent otherwise determined by the Committee at the date of grant, options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. “Change of Control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in our board of directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets.

Amendment and Termination of the Plan. The Board of Directors, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the Plan or broaden eligibility. Unless earlier terminated by the Board, the Plan will terminate at such time as no shares remain available for issuance under the Plan, and we have no further rights or obligations with respect to outstanding Awards under the Plan.

Because the Compensation Committee has discretion to determine the amount and types of awards to be granted under the Plan, all of the benefits that will be received in the future by participants are not readily determinable.

The table below shows the number of shares underlying grants of all awards under the Amended and Restated ICP at March 5, 2007 to the NEOs set forth in the Summary Compensation Table, our executive officers, as a group and the group of current employees who are not executive officers.

Name & Title	Total Number of Plan Awards Outstanding[1]
Jon A. Boscia Chairman and CEO of LNC	2,334,870
Frederick J. Crawford Senior Vice President & CFO of LNC	192,726
Dennis R. Glass President and COO of LNC	282,421
Patrick P. Coyne President of Lincoln National Investment Company, Inc. and Delaware Management Holdings, Inc.	37,041
Westley V. Thompson President of Employer Markets	413,039

John H. Gotta Former President and CEO of The Lincoln National Insurance Company	8,676
Warren H. May Former President of Lincoln Financial Distributors, Inc.	--
All Executive Officers (including those above), as a Group	4,424,909
Non-Executive Officers Employee Group	6,085,894

1 Includes non-qualified stock options, performance shares (at maximum), restricted stock and deferred units.

The table below provides information as of December 31, 2006 regarding securities authorized for issuance under all of our equity compensation plans. Approximately 10.9 million shares underlying options in the table below represent Jefferson-Pilot options converted into our options as part of the merger.

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	17,995,312(1)	$45.13	5,936,049 (2)
Equity compensation plans not approved by shareholders	None	-	-

[1]	This amount includes the following:

•	12,852,368 outstanding options.
•
1,322,168 and 2,172,783 represent outstanding long-term incentive awards, based on the maximum amounts potentially payable under the awards in stock options and shares (including potential dividend equivalents). The long-term incentive awards have not been earned as of December 31, 2006. The number of options and shares, if any, to be issued pursuant to such awards will be determined based upon our, and in some cases, our subsidiaries performance, over the applicable three-year performance period. Since the shares that may be received in payment of the awards have no exercise price, they are not included in weighted-average exercise price calculation in column (b). The long-term incentive awards are all issued under our Amended and Restated Incentive Compensation Plan (“ICP”).

•	13,870 outstanding restricted stock units.
•	1,634,123 outstanding deferred stock units.

If we included the units above in our weighted-average exercise price in Column (b), such price would have been $35.86.

[2]
Includes up to 5,057,411 securities available for issuance in connection with restricted stock, restricted stock units, performance stock units, deferred stock and deferred stock unit awards under the ICP. Shares that may be issued in payment of awards, other than options and stock appreciation rights, reduce the number of securities remaining available for future issuance under equity compensation plans at a ratio of 3.25-to-1.

Federal Income Tax Implications of the Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Plan.

The grant of an option or SAR will create no tax consequences for the participant or us. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The Board of Directors recommends a vote FOR the amendment to the Amended and Restated Amended Compensation Plan

ITEM 4
APPROVAL OF THE
LINCOLN NATIONAL CORPORATION
STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS

On February 23, 2007, our Board of Directors approved the Lincoln National Corporation Stock Option Plan for Non-Employee Directors, which is referred to below as the Plan. We are asking shareholders to approve the Plan so that we will be able to grant stock options to our non-employee directors in order to tie those directors' interests with those of shareholders.

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 5.

Purpose. The purpose of the Plan is to promote our long-term success by attracting, retaining, and rewarding the services of experienced and knowledgeable non-employee directors, and to encourage those directors to acquire or increase their equity ownership of us in order to strengthen their focus on the creation of long-term shareholder value. The Plan is designed to accomplish these objectives.

Types of Awards. The terms of the Plan provide only for grants of stock options. The exercise price per share subject to an option is determined by the Board's Corporate Governance Committee, or Committee, but must not be less than the fair market value of a share of common stock on the date of grant. Under the Plan, unless otherwise determined by the Committee, the fair market value of common stock is the closing price of a share of common stock, as quoted on the composite transactions tape on the NYSE, on the date of grant.

The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of service are generally fixed by the Committee at the time of the award. However, no option may have a term exceeding ten years. The Committee may include a provision in an option agreement permitting the grant of a new option when payment of the exercise price of an option is made in shares of common stock. Options may be exercised by payment of the exercise price in cash, common stock or other property (including notes or other contractual obligations of participants to make payment to us on a deferred basis), as the Corporate Governance Committee may determine from time to time. As discussed below, the exercise price of an option may not be reduced (except to prevent dilution resulting from certain corporate events) without shareholder approval. See “Other Terms of options; No Repricing,” below.

Unless otherwise provided for in the Plan or an option agreement, all exercised options will be settled in shares of our common stock. The settlement of an option may be accelerated, and cash paid in lieu of stock, in the Corporate Governance Committee’s discretion or in certain circumstances that are described in the option agreements.

Shares Subject to the Plan. Under the Plan, the total number of shares of our common stock reserved and available for delivery to participants in connection with options will be 500,000. The shares or stock underlying options that are canceled, expired, forfeited, settled in cash or otherwise terminated without shares being issued, will become available for future options. Any shares of common stock delivered under the Plan shall consist of authorized and unissued shares. On March 22, 2007, the closing price of our common stock was $68.23 per share.

In the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the common stock, the Corporate Governance Committee shall adjust the number and kind of shares that may be delivered in connection with the options under the Plan, the number and kind of shares subject to or deliverable in respect of outstanding options and the exercise price relating to any option and/or make provisions to allow payment of the exercise price to be made in cash or other property.

Eligibility. Options may be granted under the Plan only to directors who are not our employees. It is anticipated that 12 persons are currently eligible to receive options under the Plan.

Administration. The Plan will be administered by the Corporate Governance Committee. Subject to the terms and conditions of the Plan, the Committee is authorized to interpret the provisions of the Plan, determine questions of eligibility, grant options, determine the number and other terms and conditions of options, set other terms and conditions of options, prescribe forms of option agreements, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

Other Terms of Options; No Repricing. If required by law, the Corporate Governance Committee may condition any payment relating to an option on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Options granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes. In addition, the Committee may provide in an option agreement that the stock received upon exercise may not be transferred, assigned, pledged or otherwise encumbered while the director continues to serve on our Board.

Options under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Notwithstanding any other provision of the Plan, no option that has been granted under the Plan may be repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with adjustments permitted under the Plan), if the effect would be to reduce the exercise price for the shares underlying the option.

Except as otherwise provided in the Plan or an option agreement, if a non-employee director terminates his service on our board of directors for a reason other than for cause, an option may only be exercised if it is vested and exercisable on the date of termination, and any option that is not vested and exercisable on the date of termination will be terminated and forfeited on that date. If a non-employee director is terminated for cause, any options (even if vested) will be terminated and forfeited on the date of termination.

If a non-employee director fails to comply with certain confidentiality and non-disclosure covenants, his option exercises may be rescinded. We may, in our discretion, in any individual case, provide for a waiver in whole or in part of compliance with these provisions.

The Plan is not funded and nothing contained in the Plan is intended to provide non-employee directors with rights that are greater than those of an unsecured creditor with respect to payments not yet made or an obligation to deliver shares subject to an option.

Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability or the expiration of vesting periods of any option, and such accelerated exercisability, expiration and vesting will occur automatically in the case of a “change of control” of us, except to the extent otherwise determined by the Corporate Governance Committee at the date of grant. “Change of Control” is defined by reference to the Executives’ Severance Benefit Plan and includes a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in our board of directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets.

Amendment and Termination of the Plan. The Board of Directors, or the Corporate Governance Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant options without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. The Board may, in its discretion, seek shareholder approval in any other circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the Plan or broaden eligibility. Unless earlier terminated by the Board, the Plan will terminate as of the close of business on the tenth anniversary of the effective date.

Plan Benefits. Because the Committee has discretion to determine the amount of options to be granted under the Plan, all of the benefits that will be received in the future by participants are not readily determinable.

We intended to pay the value of one-quarter of the outside directors’ current annual retainer of $186,000 in options, if the Plan is approved by shareholders. For information regarding securities authorized for issuance under our existing equity compensation plans, see page 25 above.

Federal Income Tax Implications of the Plan. The following is a brief description of the federal income tax consequences generally arising with respect to options under the Plan.

The grant of an option will create no tax consequences for the participant or us. Upon exercising an option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of shares acquired that are transferable or are not subject to a substantial risk of forfeiture on the date of exercise.

A participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The Board of Directors recommends a vote FOR the Stock Option Plan for Non-Employee Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE. Based on written representations that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2006, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements, except for Mr. Stonecipher, one late filing disclosing two transactions and Douglas N. Miller, Chief Accounting Officer, one late filing disclosing one transaction.

COMPENSATION PROCESSES AND PROCEDURES

The Compensation Committee of the Board of Directors has primary authority for considering and determining executive compensation, while the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for directors. With respect to executive compensation, the scope of the Compensation Committee’s authority includes:

•	establishing, in consultation with senior management, our general compensation philosophy;
•
reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer, evaluating the chief executive officer’s performance in light of these goals and setting the chief executive officer’s compensation level based on this evaluation;

•	reviewing and approving all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	making recommendations to the Board regarding incentive compensation and equity-based plans and approving all grants and awards under such plans to executive officers;
•	approving employment contracts and agreements for executive officers;
•
approving employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness; and

•	retaining and terminating compensation consultants and approving any compensation consultant’s fees and terms of retention.

Although there is nothing in its charter specifically preventing the Compensation Committee from delegating its authority on executive compensation matters to members of management, the Committee has not delegated its authority. In addition, under the Amended and Restated ICP, as described above,” under “Item 3—Approval of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan, the Committee may not delegate its authority if such delegation would lead to a loss of an exemption under Section 16 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has engaged Towers Perrin as its independent compensation consultant. At the Committee’s request, Towers Perrin provides the Compensation Committee with market data and information on trends in executive compensation, such as the use of various forms of equity, the prevalence of performance-based awards and the appropriate allocation of compensation among base salary and annual and long-term incentive awards. Jon A. Boscia, our Chairman and CEO, and our senior vice president of Human Resources make recommendations to the Compensation Committee with respect to the base salary, target annual incentive awards and target long-term incentive awards for each of the executive officers, except for Mr. Boscia. The Compensation Committee’s and management’s role in the compensation process is discussed further in the Compensation Discussion and Analysis beginning on page 31 below.

The Compensation Committee normally approves the vesting of incentive awards at its first regularly scheduled meeting of the calendar year (usually in late February or early March). During this meeting, the Committee reviews financial data provided by management reporting the results for the various performance measures previously established for the just-completed annual and long-term performance cycles. The Committee certifies the achievement—or not—of the performance measures and approves the vesting of awards, as appropriate.

The Compensation Committee generally grants equity awards to our executive officers once a year at a regularly scheduled meeting, usually in late February or March. However, the Board may also grant equity awards at regularly scheduled meetings, or if circumstances require, the Compensation Committee or Board may grant equity awards at special meetings or by taking action through unanimous written consent. Generally, this occurs only upon the hiring or promotion of a new executive officer. For more information on the equity grant procedures of the Board and Committee, see the “Compensation Discussion & Analysis—Equity Grant Procedures” below.

Under its charter, the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for directors, including retainer, meeting fees, perquisites, deferred compensation, stock option plans or other incentive or retirement plans, and medical and life insurance coverage, but the Board of Directors retains the authority to approve the compensation program. Towers Perrin provides the Corporate Governance Committee with market data and information on trends in directors’ compensation, which the Committee uses in reviewing and setting director compensation.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis, or “CD&A,” provides our analysis of our compensation programs primarily as they apply to those executive officers named in the compensation tables (the “NEOs”), beginning on page 45 of this proxy statement. You should read the CD&A in conjunction with those compensation tables.

Overview of Executive Compensation Philosophy

We believe that attracting and retaining key executives is essential to our continued growth and strong performance. Our long-term success is enhanced by offering competitive and comprehensive executive compensation plans, programs and policies, which may include incentives and rewards designed to motivate and reward our executives for outstanding service, including awards that link compensation to applicable measures of our performance and the creation of shareholder value.

Our executive compensation programs allow us to pay benefits and grant awards that attract and retain key executives, while helping our executives to acquire and/or increase their proprietary interest in us and thereby align their financial interests with the interests of our shareholders. In addition, our executive compensation programs are designed to link executive compensation with our financial performance, and with each executive’s personal contribution towards our attainment of positive performance results. We strive to maintain compensation practices that:

•
Allow us to attract and retain the most talented individuals in the financial services industry by offering competitive compensation packages that reward exceptional individual and company performance;

•	Create a “pay for performance” culture with a strong nexus between levels of executive compensation and our long-term and short-term financial performance;

•	Create incentive for our NEOs to focus on and achieve our overall business strategy; and

•	Align the financial interests of our executives with those of our shareholders.

In order to attract and retain superior talent—the key to superior products and services—we have designed long-term and short-term incentive programs that reward above-average financial performance with above-average compensation. Conversely, our incentive programs are designed to reward average financial performance with average compensation. We structure our programs in this way because we believe that executive compensation should be highly leveraged and include a significant amount of at-risk compensation that will be earned only if performance objectives are achieved. The degree to which compensation is leveraged is highest at the highest levels of the organization (the CEO, CFO, President, and other NEOs), and less leveraged at lower levels.

Our goal is to sponsor compensation programs that are straightforward and can be easily communicated to and understood by both our executives and shareholders. We put a strong emphasis on “line of sight” factors. It is important to us and to our executives that performance be measured and compensation paid based on criteria that executives and shareholders can reasonably identify, and, in the case of our executives, influence and affect.

Elements of Compensation

Our executives receive three primary types of compensation: base salary, annual and long-term incentive awards, and benefits. The fundamental building block of executive compensation is base salary, with the target amounts for annual incentive and long-term incentive awards expressed as percentages of base salary for each executive. In general, we strive to pay total compensation at median to our executives as compared to the compensation paid by similarly sized insurance-based organizations, with market data drawn from the following companies included in the Diversified Insurance Survey:

• AEGON USA	• ING
• Aetna	• Met Life
• AFLAC	• Nationwide
• AIG	• Phoenix
• Allianz (Life USA)	• Principal
• Allstate	• Prudential
• AXA (Equitable)	• Sun Life
• CIGNA	• UNUM Provident
• The Hartford

However, for Mr. Coyne, the President of Lincoln National Investment Company and Delaware Management Holdings, Inc., the relevant source of market data used was Towers Perrin’s 2005 Financial Services Industry Executive Compensation Database, and McLagan Partners’ 2005 Investment Management Survey, including similarly sized investment management entities, such as:

• American Century Investments	• Loomis, Sayles & Company, L.P.
• AXA Rosenberg Investment Management	• Lord, Abbett & Co. LLC
• Babson Capital Management LLC	• Mellon Capital Management Corp.
• Brandes Investment Partners, L.P.	• Neuberger Berman, LLC
• Eaton Vance Management	• The Phoenix Companies, Inc.
• Harris Associates, L.P.	• Russell Investment Group
• Jennison Associates, LLC	• Western Asset Management Co.

In general, the fixed or certain elements of compensation—base salary and retirement and health and welfare benefits—make up the smallest percentage of total executive compensation, while the largest component of total compensation—incentive awards—fluctuates in value and is at risk based on our financial performance. This allocation of compensation supports our foundational “pay for performance” philosophy.

Our Compensation Committee may also award discretionary bonuses and/or other awards to our executives under certain circumstances. On February 22, 2007, our Compensation Committee approved discretionary restricted stock awards for three of our executive officers, including two of our NEOs: Dennis R. Glass, our President and Chief Operating Officer, and Westley V. Thompson, the President of our Employer Markets business. The purpose of the restricted stock award for Mr. Glass was to acknowledge and reward him for his strong performance in the role of our President and COO during the prior year, and for the key role he played in the efforts to integrate us and Jefferson-Pilot Corporation. Mr. Glass’s restricted stock award was for 39,749 shares and will fully vest on the third anniversary of grant date, or February 22, 2010. Mr. Thompson was also granted a discretionary restricted stock award to for 6,211 shares to acknowledge the significant contributions he made to the continuing efforts to integrate Jefferson-Pilot Corporation and us during the prior year, and to provide additional incentive for him to stay and see us through the challenges of the next 12 months. Mr. Thompson’s restricted stock award will fully vest on the first anniversary of grant date, or February 22, 2008.

Note, John H. Gotta, former President and CEO of The Lincoln National Life Insurance Company, resigned his executive officer position as of March 31, 2006, prior to the April 12, 2006 Compensation Committee meeting during which base salaries and incentive award targets and measures were set. Accordingly, the discussion below regarding those elements of compensation is inapplicable to Mr. Gotta, and “NEO” as discussed below does not include Mr. Gotta. Mr. Gotta received compensation pursuant to his Non-Compete and Anti-Solicitation Agreement, Waiver and General Release of Claims, dated January 12, 2006, which is described below under “Potential Payments Upon Termination and Change-in-Control” on page 61.

Base Salary

We pay base salaries in order to draw key executive talent to the company and to retain this talent. The Compensation Committee of our Board of Directors approved the 2006 annual base salary levels for each of our executives at its first meeting subsequent to our merger, on April 12, 2006. Normally, executive base salaries are reviewed annually and set for the next calendar year during the preceding November’s Committee meeting. Because of our merger with Jefferson-Pilot Corporation on April 3, 2006, however, this process was delayed so that it could occur at the first scheduled meeting of the new, post-merger Committee. Because any increases in base salaries were intended to be effective for the entire 2006 calendar year—and had only been delayed due to the merger— pay increases were approved retroactive to January 1, 2006, even for former Jefferson-Pilot executives. In connection with the integration of the two companies, the Committee also decreased Mr. Glass’s salary from its pre-merger level. However, the decrease in salary was applied prospectively, not retroactively, and became effective on April 24, 2006, the first payroll period after the Committee meeting.

The process for setting the 2006 annual base salary levels for each of our NEOs, except for our CEO, began with our CEO and senior vice president of Human Resources reviewing relevant market data (based on data from the various companies included in the surveys mentioned above) and information about executive compensation trends provided by the Compensation Committee’s independent compensation consultant, Towers Perrin. The CEO and senior vice president of Human Resources also considered each NEO’s past performance and relevant experience, internal pay equity issues among our executives (specifically, this was necessary to integrate our new executives from Jefferson-Pilot into our pay structure), and the significance of each NEO’s role to our business strategy. Based on their review, the CEO and senior vice president of Human Resources recommended to the Compensation Committee base salary levels for the NEOs other than for the CEO. Although generally the base salary levels for each NEO were set at the median as compared to the relevant market data, there were some exceptions based on these other considerations.

For Mr. Boscia, the senior vice president of Human Resources met with Towers Perrin and the members of the Compensation Committee to review the relevant market data specific to the chief executive officer position (based on data from the Diversified Insurance Survey companies mentioned above) and to review information about executive compensation trends provided by Towers Perrin. The trends considered included, but were not limited to, the prevalence of the use of various forms of equity, such as options, and whether the use of options is increasing; the prevalence of performance-based awards; and the appropriate allocation of total direct compensation targets among base salary and annual and long-term incentive awards. The Committee members considered the CEO’s strong performance record, his years in the industry, and his tenure as a seasoned, results-oriented CEO. Based on this information and subsequent discussion, the Committee approved a base salary level for the CEO for 2006.

In general for each NEO, the Committee reviewed each executive’s current base salary amount and approved a 2006 base salary level in the context of each executive’s total compensation package: base salary, annual incentive and long-term incentive award targets. It also considered the relevant marketplace for each executive, and the executive’s experience and background. As a general rule, unless an executive’s current base salary level was +/- 15% when compared to the relevant market, an adjustment to base salary was not made. For the CEO, the Committee considered it appropriate to approve a base salary level that was slightly below median, but approved incentive award targets that were slightly above median, as discussed below. Each NEO’s 2006 base salary is set forth in the Summary Compensation Table on page 45.

Incentive Awards

The Compensation Committee believes that allocating the largest portion of executive compensation to incentive compensation helps to properly balance the financial interests of our executives with those of our shareholders by putting executive pay at risk based on our sustained success. Generally, more than half of NEO incentive compensation is “at risk” based upon our financial performance during the relevant period, reinforcing our “pay for performance” philosophy. The Amended and Restated ICP gives the Committee the authority to grant annual incentive awards upon the achievement of pre-established financial performance goals during a specified period—normally twelve-months. The annual incentive program is referred to as the “AIP.” The Amended and Restated ICP also gives the Committee the authority to grant options to purchase shares of our common stock and to grant long-term performance awards based upon multiple-year performance cycles. The 2006 long-term incentive compensation program, or 2006 LTI program, consisted of a combination of stock options and long-term performance awards. In the recent past, during our 2003, 2004, and 2005 grant cycles, long-term incentive compensation consisted solely of long-term performance awards.

For each NEO, the 2006 AIP and LTI targets recommended to the Compensation Committee were expressed as a percentage of annual base salary. In the case of each NEO except for the CEO, our CEO and senior vice president of Human Resources recommended targets to the Committee after reviewing the relevant market data (compensation data from the companies listed above) and information about executive compensation trends provided by Towers Perrin (also described above). In addition to the market data and information about relevant trends, our CEO and senior vice president of Human Resources considered internal pay equity issues among the executive officers, the importance of each executive’s role to the success of our business, his or her unique responsibilities and past performance, and succession issues in determining appropriate recommended AIP and LTI targets.

To determine the appropriate AIP and LTI target recommendations for our CEO, the senior vice president of Human Resources met with Towers Perrin and the members of the Compensation Committee in the weeks prior to the April 12, 2006 meeting to review the relevant market data specific to the chief executive officer position (based on data from the Diversified Insurance Survey companies mentioned above) and information about executive compensation provided by Towers Perrin. Based on a review of these materials and consideration of the CEO’s strong performance record, the Committee approved the CEO’s 2006 target AIP and LTI award.

In general, incentive compensation for executive positions was targeted to the market median for comparable positions in similarly sized organizations. However, incentive compensation for some positions was targeted to a market premium (75% percentile) based on the individual executive’s unique skills, experience and work performance history, and due to succession considerations. The Committee considered all elements of total targeted direct compensation (base salary, AIP targets, and LTI targets) when setting incentive award targets.

For all of our executive officers, the percentage of total direct compensation that is awarded in the form of incentive compensation exceeds the amount of compensation granted as base salary. Specifically, for our NEOs, except Mr. Gotta, the following table shows the percentage of targeted direct compensation in the form of annual base salary, annual bonus awards (AIP), and long term incentive compensation (LTI).

NEOs	Base Salaries	“At Risk Compensation” 2006 AIP 2006 LTI
Jon A. Boscia, Chairman and CEO of LNC	$925,000	$2,312,500	$4,865,500
Frederick J. Crawford, CFO of LNC	$400,000	$700,000	$700,000
Dennis R. Glass,[1] President and COO	$900,000	$1,102,500	$2,475,000
Patrick P. Coyne, [2] President, Lincoln National Investment Company, Inc. and Delaware Management Holdings, Inc.	$450,000	$2,250,000	$675,000
Westley V. Thompson, President, Employer Markets	$500,000	$1,018,134	$1,018,134
Warren H. May, [1] Former President of Lincoln Financial Distributors, Inc.	$347,106	$663,750	$663,750

1 As discussed further below, Messrs. Glass and May as former Jefferson-Pilot executives received only one-half of their 2006 LTI target set forth above in 2006-2008 performance awards. See “-- The 2006 LTI Option Awards” on page 37. Mr. Glass’s salary shown in the Summary Compensation Table reflects salary paid or earned from April 3, 2006, as opposed to his approved base salary.
2 Mr. Coyne’s base salary was increased in July 2006, when he moved into his current position.

Note, although Mr. May received 2006 AIP and LTI target awards, his actual payouts were negotiated pursuant to his Agreement, Waiver and General Release, dated November 1, 2006, and were not based on the satisfaction of the performance measures. Accordingly, Mr. May’s performance goals are not discussed below.

The 2006 Annual Incentive Awards

The 2006 AIP is generally paid in cash. However, any executive who has failed to meet the applicable share ownership requirements (the share ownership guidelines for our executives are described in more detail below) would receive some or all of their AIP award in shares of our common stock. For 2006, all of our executive officers were on target to meet their required degree of share ownership and received the AIP in cash. The Committee approved the performance measures for the 2006 AIP at its first meeting subsequent to our merger, on April 13, 2006.

The chart below sets forth the various performance measures approved for the 2006 AIP for all corporate executives (including our CEO, President/COO, and CFO) as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure. Actual results will be calculated using annualized financial performance, but adjusted to reflect only the period beginning April 1, 2006 and ending December 31, 2006.

Performance Measure (Corporate Executives, including Jon A. Boscia, Frederick J. Crawford, and Dennis R. Glass)	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results
Growth in Income from Operations Per Diluted Share	50%	$4.55	$4.70	$4.95	$5.25 (200%)
Growth in Sales (Gross Deposits & Life Sales)	30%	5%	10%	20%	23.9% (200%)
Merger-Related Cost Savings (2006 Realized Savings Expressed in Millions)	20%	$49.5	$55	$60.5	$76.4 (200%)

For 2006 incentive compensation, “income from operations” is defined as net income determined in accordance with generally accepted accounting principles (“GAAP”), excluding, as applicable, the after-tax effects of: merger and integration expenses, realized gains (losses) on investments and derivative investments, restructuring charges, FAS 113 reserved development on business sold through indemnity reinsurance, gains (losses) related to reinsurance embedded derivative/trading securities, cumulative effect of accounting changes, gains (losses) on sale of subsidiaries, and loss on early retirement of debt. Income from operations is an internal measure used by us in the management of our operations. The Committee believes that this performance measure explains the results of our ongoing operations in a manner that allows for a better understanding of the underlying trends in our current business. Growth in sales is measured as the increase in sales for the period ending December 31, 2005 as compared to sales for the period ending December 31, 2006. For periods prior to the April 3, 2006 merger, we used combined LNC and Jefferson-Pilot data. Life sales are defined as described on page 65 of our 2006 Annual Report on Form 10-K.

For executive officers in each of the various business units, including Messrs. Coyne and Thompson, the corporate performance measures represented only 25% (in terms of relative weight) of 2006 AIP:

•	15% growth in income from operations
•	5% growth in sales; and
•	5% merger related cost savings.

The remaining 75% of any potential annual incentive award for these executives was driven solely by three additional performance measures unique to their businesses, with the goals expressed as a percentage of achievement of financial plans specific to each business. For Mr. Coyne, however, an additional two performance measures (retail and institutional investment performance) were added because of the importance of fund and managed account investment performance to our investment management business’s ability to attract new sales, retain existing assets and improve net flows.

The charts below set forth the performance measures approved for the 2006 AIP for Messrs. Coyne and Thompson, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure, based on our annualized financial performance for the period beginning April 1, 2006 and ending December 31, 2006.

2006 AIP: Performance Measures for Patrick P. Coyne	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results
Corporate: Growth in Income from Operations Per Diluted Share	15%	$4.55	$4.70	$4.95	$5.25 (200%)
Corporate: Growth in Sales (Gross Deposits & Life Sales)	5%	5%	10%	20%	23.9% (200%)
Corporate: Merger-Related Cost Savings (2006 Realized Savings in millions)	5%	$49.5	$55	$60.5	$76.4 (200%)
Income from Operations/Line of Business Earnings as % of Financial Plan	20%	$34.1	$35.9	$37.7	$55.1 (200%)
Growth in Sales for the Business Unit	20%	5%	10%	20%	49.4% (200%)
Line of Business Merger-Related Cost Savings as a % of Financial Plan	15%	$4.1	$4.6	$5.1	$4.9 (160%)
Retail Investment Performance*	10%	60%	65%	70%	69.2% (184%)
Institutional Investment Performance*	10%	62.5%	75%	87.5%	72.5% (90%)

* These compare the performance of retail funds and the performance of institutional composites relative to their one-year, three-year and five-year benchmarks.

2006 AIP: Performance Measures for Westley V. Thompson	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results
Corporate: Growth in Income from Operations Per Diluted Share	15%	$4.55	$4.70	$4.95	$5.25 (200%)
Corporate: Growth in Sales (Gross Deposits & Life Sales)	5%	5%	10%	20%	23.9% (200%)
Corporate: Merger-Related Cost Savings (2006 Realized Savings in millions)	5%	$49.5	$55	$60.5	$76.4 (200%)
Income from Operations/Line of Business Earnings as % of Financial Plan (in millions)	35%	$301.2	$317	$332.9	$352 (200%)
Growth in Sales for the Business Unit	25%	5%	10%	20%	3.7% (0%)
Line of Business Merger-Related Cost Savings as a % of Financial Plan (in millions)	15%	$3.2	$3.5	$3.9	$4.42 (200%)

In setting the goals to be achieved with respect to each of the 2006 AIP performance measures, both management and the Compensation Committee intended the target levels to present a challenge for our NEOs, and thus, create a strong incentive for growth. The 2006 AIP performance measures reflect our post-merger goals for 2006. The corporate income from operations per share performance measure was set after consideration of a number of factors, including the 2006 institutional brokers’ estimate system (IBES) estimates for us post-merger, and our financial plan. The goal for merger savings was based upon the savings in 2006 that would result in on-going annual savings of $90 million by the first anniversary date of the merger. However, our 2006 financial results exceeded expectations and resulted in above target payouts. Each NEOs AIP for 2006 is set forth in the Summary Compensation Table on page 45.

The 2006 Long-Term Incentive Award Program

The 2006 LTI award program for our executives consists of options to purchase shares of our common stock, except for Messrs. Glass, May and Coyne, as discussed below, that vest ratably over a three-year period (not the achievement of performance measures), and of 2006-2008 long-term incentive performance cycle awards, the “2006-2008 performance awards.” The total LTI award is equally split between the two types of awards. The 2006-2008 performance awards, if any, will ultimately either vest as: (a) 100% shares of our common stock, or (b) 75% in shares of our common stock and 25% in cash, generally at the executive’s election. Executives were given the opportunity to elect the form of their ultimate vested awards (if any) within thirty (30) days of the date the 2006-2008 performance award cycle was established (by May 13, 2006). The change from our prior practice of granting all long-term incentive compensation in the form of performance-based awards was based on the following two factors:

•
The executive compensation philosophy of Jefferson-Pilot Corporation included significant annual grants of stock options. The 2006 LTI program was an attempt to harmonize our executive compensation philosophy—which relied wholly on performance-based awards—with that of Jefferson-Pilot’s program.

•
The Compensation Committee’s independent compensation consultant noted a greater use of stock options as part of executive compensation programs in recent years. In addition, the Committee believed that changes in accounting rules placed options on equal footing with other kinds of executive compensation, and arguably, options are easier for both shareholders and executives to understand—there is a more direct “line of sight” between increases in intrinsic option value and our successful financial performance—as expressed through movements in our stock price.

The purposes of our long-term incentive program remain to encourage executive behavior that yields increased shareholder returns by linking executive pay to the achievement of performance measures that drive shareholder return and to provide competitive compensation that will pay out above-median only when performance has been above average, consistent with our compensation philosophy.

The 2006 LTI Option Awards

As described above, our top executives, with the exception of Messrs. Glass, Coyne and May, received one-half of their 2006 LTI target compensation in the form of options to purchase shares of our common stock. Our options have ten-year terms, with the option price set at the fair market value of our stock as of the date of grant (April 13, 2006). Fair market value was determined using the average of the high and low prices of our common stock on the business day immediately preceding the date of grant. Our options vest ratably over a three-year period, with one-third of each option vesting on each anniversary of grant date. While the options are time-vested, not “performance vested”, the value of the 2006 option grants depends on the positive financial performance of our company, as expressed through the increase in share value.

Also as described above, Mr. Coyne received one-half of his 2006 LTI target in the form of a grant of options under the Delaware Investments U.S., Inc. (“DIUS”) Stock Option Plan. Mr. Coyne’s DIUS options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary, and will vest ratably over the next four years.

As an asset management firm, the ability to attract and retain world-class investment professionals is critical to the success of DIUS. The purpose of the DIUS Stock Option Plan is to assist DIUS in attracting, retaining, and rewarding executives, investment professionals, and other professionals who provide investment management-related sales and client services to DIUS. This DIUS Stock Option Plan was established to provide such professionals with the opportunity to participate in the increase in value of DIUS, to strengthen the alignment of interests between participants and our shareholders, and provide participants such as Mr. Coyne with long-term incentives to maximize the creation of shareholder value, which is typical in investment firms.

Unlike options granted under the Amended and Restated ICP, DIUS options are issued with an exercise price based upon an independent valuation of DIUS, performed by an independent valuation expert using a “market transaction” approach to value DIUS, with 40% of the value based on earnings before interest, taxes, deprecation, and amortization, 40% based on assets under management, and 20% based on revenues. The exercise and grant price of any DIUS option is based upon the most recent valuation performed. The valuations are performed at six month intervals--December 31st and June 30th. As of the date of this proxy statement, the December 31, 2006 valuation had not yet been completed.

In addition, five former Jefferson-Pilot executives on our post-merger senior management team, including Messrs. Glass and May, had been awarded options to purchase shares of Jefferson-Pilot common stock in February 2006, and such options had been converted into options to purchase shares of our common stock by operation of the merger on April 3, 2006. The Committee discussed whether a second option grant in 2006 to these former Jefferson-Pilot executives would be appropriate. After considering each executive’s total direct compensation target for 2006 (annual base salary, annual incentive and long-term incentive compensation), the Committee determined that an additional option grant would have over-compensated these former Jefferson-Pilot executives relative to their peers and would have resulted in setting target compensation levels above median for these executives. The Committee ultimately awarded each of these executives one-half of the recommended 2006 LTI target amounts in the form of 2006-2008 performance awards, but decided not to award additional stock options at that time.

The 2006-2008 Performance Award Cycle

The 2006-2008 performance award cycle was established on April 13, 2006, based on a performance period beginning on January 13, 2006 and ending on December 31, 2008. The establishment of the 2006-2008 performance award cycle was delayed until the first meeting of the new Committee subsequent to our merger. The slightly abbreviated cycle was due to the requirement under Section 162(m) that financial measures for performance based compensation be set no later than 90 days after the beginning of the performance cycle. During the April 13, 2006 meeting, the Committee established the maximum award amounts payable to the NEOs, the relevant performance measures, the relative weighting of each performance measure, and the goals for minimum payout (50% of target), and maximum payout (200% of target). Usually, all of these items would have been approved during the February 2006 or March 2006 meeting of the Committee.

The 2006-2008 performance awards may be in the form of 100% stock, or 75% stock and 25% cash generally at the election of the NEO. Each NEO had to make his form of award election at the beginning of the cycle, and all of the NEOs chose an award in the form of 100% stock. The maximum award, 200% of target, will occur when performance is superior, and a minimum award, 50% of target, will result when a threshold level of performance is met. For a performance award in shares or cash to ultimately vest, the threshold or minimum achievement level for at least one of the three performance measures must be attained. The 2006-2008 performance awards granted the NEOs are set forth in the Grants of Plan-Based Awards table on page 47 below.

The chart below sets forth the various performance measures approved for the 2006-2008 performance award cycle for all executives, as well as the relative weighting for each performance measure. Actual results will be calculated using annualized financial performance, but the first year of the performance cycle, 2006, will be adjusted to reflect only the period beginning January 13, 2006 and ending December 31, 2006 (income from operations and growth in sales are as defined on page 35 above):

2006-2008 LTI Performance Award Measures	Relative Weight
Growth in Income from Operations Per Diluted Share	33 1/3%
Growth in Sales (Gross Deposits & Life Sales)	33 1/3%
Return on Equity Based on Income from Operations	33 1/3%

Growth in income from operations, return on equity, and growth in sales are all absolute measures.

In setting the goals to be achieved with respect to each of the 2006-2008 LTI performance measures, both management and the Compensation Committee noted that the target levels set presented a challenge for management and were designed to create appropriate incentives for our executives to create financial growth and value for shareholders. As with the 2006 AIP, the 2006-2008 LTI performance measures reflect our post-merger goals, and our lack of history as a merged entity. Whether we meet or exceed those goals will depend upon performance over the entire three-year performance cycle. The corporate income from operations per share and return on equity performance measures were set after consideration of a number of factors, including the 2006 institutional brokers’ estimate system (IBES) estimates for us post-merger, and our financial plan. The sales growth component was based upon on our financial plan and management’s assessment of the level of achievement needed to maintain or grow market share in our target markets.

In addition, as stated above, in order to harmonize our former Jefferson-Pilot executive officers’ LTI compensation programs with our executive officers’ LTI compensation programs, the Committee granted each of the three former Jefferson-Pilot executives, including Mr. Glass, a pro-rated award in the 2004-2006 and 2005-2007 performance award cycles, with credit for service back to January 1, 2006. For the 2004-2006 performance award cycle, in which the executive was credited with one year of service out of a three year performance period, an award was granted equal to one-third of the executive’s 2006 LTI target award. Similarly, for the 2005-2007 performance award cycle, the executive was granted two years of service out of a three year performance period, and a target award equal to two-thirds of their 2006 long-term incentive target award.

In addition, on June 8, 2006, Compensation Committee increased the overall 2006 LTI target amounts for four of our executives, including Mr. Thompson. For these executives, the 2006 LTI targets approved by the Committee were inadvertently lower than the 2005 LTI targets. In the interest of fairness to the individuals affected, the Committee increased their targets. On June 8, the Committee granted additional 2006-2008 performance award shares with a value equal to the amount by which the 2006 LTI target was increased by the Committee on that date.

Other 2006 Equity Awards

Stock Options: As discussed above, during 2006 our stock options played a more significant role in executive compensation than in recent years. Formerly, stock options had been an elective part of our long-term incentive program, with the executive choosing to receive the award in one of seven combinations of stock, cash, and options. In addition, the stock options are also awarded when executives exercise reload options. Reload options are options that contain a feature that provides for the automatic grant of a new option when an optionee uses shares that he/she already owns to exercise the reload options. The number of “new” reload options is equal to the number of shares used to exercise the original option with the reload feature. More information about reload options can be found in footnote 1 to the Grants of Plan-Based Awards table on page 47. Reload options that are granted as a result of a stock exercise of a reload option also contain a reload feature. We have not granted options with a reload feature since 2002.

Restricted Stock: The Amended and Restated ICP also gives the Compensation Committee the authority to grant shares of restricted stock. We use grants of restricted stock in the process of recruiting new talent, with the dollar value of the restricted stock based on market data compiled by our Human Resources Department, and, in the case of new executive officers, by Towers Perrin. In 2006, restricted shares also played a role in our annual equity grants to certain of our NEOs. Mr. Crawford, our CFO, received a restricted stock grant in 2006 in recognition of his work on the merger with Jefferson-Pilot. As stated above, we also granted Messrs. Glass and Thompson restricted stock awards. Restricted stock is typically restricted from sale or trade for three years after the date of grant, except in cases of the grantee’s death, disability, or a change in control. Grantees may vote their restricted stock during the period that the shares are issued but restricted, and are generally paid dividends on the shares, or are compensated for dividends that would have been paid if the shares had not been restricted. Generally, no dividends or dividend-related compensation is paid until restrictions have lapsed.

Forfeiture of Equity Awards

Our equity awards, including options, are subject to non-compete and non-disclosure provisions. Violations of these provisions may result, at the Committee’s discretion, in the shares or options being forfeited or cancelled—or, in the case of an option exercised within six months of a violation—the exercise rescinded and the amount of gain realized or payment received by the executive returned to us.

Equity Grant Procedures

On November 8, 2006, the Compensation Committee formally approved equity grant procedures, including procedures for granting stock options. For the most part, these procedures, as outlined below, articulate long-standing corporate policy regarding stock option grants. We have not and do not time our equity grants in coordination with the release of material, non-public information. For stock options granted prior to November 8, 2006, the fair market value used to determine exercise price as of a particular grant date was determined by using the average of the high and low sales price of a share of our common stock as quoted on the composite transactions table of the New York Stock Exchange on the day prior to the grant date. This former practice allowed the Committee to approve a number of options based on a specific dollar value for the target award and offered some protection against any short-term volatility in the stock price. However, on November 8, 2006, we adopted the new pricing procedure to reflect prevailing “best practices.” Under the new procedures, all options are now granted at the closing price of our common stock, as reported on the composite transactions table of the NYSE, on the date of grant. Only the Compensation Committee or the Board of Directors has the authority to make equity grants with respect to our executive officers.

The Compensation Committee generally grants equity awards once annually as part of our long-term incentive compensation program. These grants are made during a regularly scheduled meeting of the Compensation Committee (usually in February or early March). However, the Compensation Committee or the Board of Directors may also grant equity awards at other regularly scheduled meetings. For equity granted at a regularly scheduled meeting of the Board or Committee, the grant date shall be the date of the meeting. However, if the equity is granted at a “special” meeting of the Board or Committee, and such meeting does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy, i.e. a window period, then the grant becomes effective on the first business day of the next window period. Window periods generally begin the later of the second business day after our quarterly earnings release or the first business day after our public call with investors.

In cases where the Compensation Committee or the Board of Directors grants equity awards by written consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; provided, however, that if such business day is not during a window period, the grant becomes effective on the first business day of the next window period.

The 2004 Long-Term Incentive Award Program

On February 22, 2007, the Compensation Committee approved the vesting of awards for the 2004-2006 performance award cycle, based on its review of the various reports and analysis provided to it by management regarding our performance during this cycle, and after determining that the performance measures had been satisfied to the extent required by the Amended and Restated ICP and the program. Vested awards for the 2004-2006 performance award cycle could range from 0% of each executive’s individual target award amount to a maximum of 200% of each executive’s target award amount. Overall financial performance for the 2004-2006 performance award cycle resulted in a vested amount equal to 161.33% of target.

For the 2004-2006 performance cycle, executive officers were provided with the option of choosing an award in the form of cash, stock or stock options, or a combination thereof upon the satisfaction of the performance measures. The executives had to make their award elections at the beginning of the cycle. To the extent that an executive chose an all cash award, the executive was granted only 78% of his/her target amount. The discount reflects the relative value and potential risk associated with cost as compared to stock and options. The awards for the 2004-2006 performance period could have ranged from 0% to 200% of each executive’s target award. Overall financial performance for the 2004-2006 performance cycle resulted in a final award equal to 161.33% of target. Options are limited to the target award such that the above target award vests in additional shares. The options have a ten-year term, which begins to run from the date of the long-term incentive award to which they relate, and fully vest upon satisfaction of the performance criteria.

The chart below sets forth the various performance measures approved for the 2004-2006 performance award cycle, as well as the relative weighting, the goals set, and the actual performance results for each performance measure, based on financial performance for the period beginning January 1, 2004 and ending December 31, 2006:

Performance Measure	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results
Growth in Income from Operations Per Diluted Share	40%	9%	12%	15%	16.1%
Total Shareholder Return	20%	25th percentile	60th percentile	75th percentile	73rd percentile
Return on Equity	40%	12%	14%	15%	14.1%

For the 2003 and 2004 long term incentive programs, we used the same definition of “income from operations.” Income from operations for the 2004-2006 LTIP performance award cycle was defined as net income determined in accordance with GAAP, excluding, as applicable, the after-tax effects of: realized gains (losses) on investments and derivative instruments, restructuring charges, net gains (losses) related to reinsurance embedded derivatives/trading securities, cumulative effect of accounting changes, FAS 113 reserve development on business sold through indemnity reinsurance, gains (losses) on sale of subsidiaries, and loss on early retirement of debt. Income from operations is an internal measure that we use in the management of our operations. The Committee believes that this performance measure explains the results of our ongoing operations in a manner that allows for a better understanding of the underlying trends in our current business. Growth in income from operations per share was expressed as compound growth rate based on the point-to-point difference between EPS for year prior to the beginning of the cycle and the EPS of the final year of the cycle.

Growth in income from operations and ROE for the 2004-2006 performance award cycle are absolute, not relative measures—a change from the previous 2003-2005 performance award cycle. The Total Shareholder Return measure reflects our percentile rank versus the performance of companies in the S&P 500 Index at the beginning of the performance period. The awards were a mixture of cash, options, and shares, as elected by each participant at the beginning of the cycle. The vested 2004-2006 performance cycle awards are provided in the Outstanding Equity Awards at Fiscal Year-End table on page 50 below.

The 2003 Long-Term Incentive Award Program

On March 9, 2006, the Compensation Committee approved the vesting of the 2003-2005 performance awards. The Committee reviewed the various reports and analysis provided to it by management regarding the outcomes for the relevant performance measures during the period beginning January 1, 2003 and ending December 31, 2005. The Committee determined that the performance measures had been satisfied to the extent required by the ICP and the program. The 2003-2005 performance award cycle could result in vested awards ranging from 0% of each executive’s individual target award amount to a maximum of 200% of each executive’s target award amount. Overall financial performance for the 2003-2005 performance cycle resulted in a vested amount equal to 137.11% of target.

For the 2003-2005 performance cycle, executive officers were allowed to choose to have any award vest in cash, stock or stock options, or a combination thereof upon the satisfaction of the performance measures. The executives had to elect the form of their awards at the beginning of the cycle. An NEO electing vesting in stock options was granted options equal in value to 100% of his/her target award (or that portion of target award elected in options).  To the extent that an executive chose stock or cash, however, the NEO was granted stock or cash equal to only 80% or 67%, respectively, of their target award amount.  The discount in award value applied with respect to stock or cash reflects the relative value and potential risk of those types of awards as compared to options.

The chart below sets forth the various performance measures approved for the 2003-2005 performance cycle, as well as the relative weighting, the goals, and the actual results for each performance measure:

Performance Measure	Relative Weight	Goal at Minimum*	Goal at Target*	Goal at Maximum*	Actual Performance Results
Growth in Income from Operations Per Diluted Share	40%	25th percentile	60th percentile	75th percentile	77.7th percentile
Total Shareholder Return	40%	25th percentile	60th percentile	75th percentile	33.33rd percentile
Return on Equity	20%	25th percentile	60th percentile	75th percentile	88.8th percentile
     * represents percentile rankings versus the peer group.

Total Shareholder Return was weighted 20%, and represents share price change plus total shareholder dividends paid during the performance cycle. The shareowner return calculation was based on the average of the closing stock prices of LNC for each trading day in the month of December preceding the beginning of a cycle and the average of the closing prices for each trading day in the last December of the cycle. Return on Equity represents the weighted average of ROE through the performance cycle, with ROE for year one weighted 20%, year two 30% and year three 50%.

Each of the performance measures for the 2003-2005 LTIP performance cycle were relative, not absolute, measures, with our financial results for the performance period compared against those of our peer group of companies. Our peer companies for this cycle included AmerUs Group Co., The Hartford Life Company, Jefferson-Pilot Corporation, MetLife, Inc., Manulife Financial Corporation, MONY, Nationwide Financial Services, Inc., The

Principal Financial Group, Inc., Prudential Financial, Inc. and Sun Life Financial Services CDA, Inc. However, because of merger activity in the industry, two of the companies, John Hancock Financial Services and MONY Group, were removed from the cycle, pursuant to the program’s operational documents. The awards were paid in a mixture of cash, options, and shares, as elected by each participant at the beginning of the cycle.

The vested 2003-2005 performance awards for an NEO, if any, are reflected in the Option Exercise and Stock Vested table for vested shares on page 52 below.

Share Ownership

Besides promoting our “pay for performance” philosophy, our long-term incentive compensation programs are vehicles for granting equity to our executives. Share ownership is an important LNC shared value. Our share ownership guidelines help us to achieve our goal of matching the financial interests of our executives with those of our shareholders. On March 9, 2006, the Compensation Committee determined the appropriate share ownership requirements, and associated penalties, for each of the various positions listed below:

Position	Expected Level of Ownership Multiple of Base Salary
CEO	5 times base salary
President & COO	4 times base salary
Managing Senior Contributor (EVP or equivalent)	3 times base salary
Senior Contributor (SVP or equivalent)	2 times base salary
VP (or equivalent)	1 times base salary

On February 22, 2007, the Committee approved new share ownership requirements for our executives. The applicable 2007 requirements are based on officer position or category, rather than title, a departure from previous years. In part, this change was made as a result of our merger with Jefferson-Pilot, and the difficulty of internally harmonizing similar titles across the entire organization.

Officer Position	Expected Level of 2007 Ownership Multiple of Base Salary
CEO	5 times base salary
President & COO	4 times base salary
Executive Officers (other than the CEO and COO)	3 times base salary
Corporate Leadership Group (CLG)	2 times base salary

Amounts invested in shares of LNC common stock through our qualified savings plan, or in the LNC common stock unit investment option offered under our non-qualified deferred compensation plans, are counted for determining whether share ownership targets have been met. Time-vested restricted shares are also counted for this purpose. In addition, beginning in 2006, 30% of all vested stock options—to the extent that they are “in-the-money”—were considered for meeting the applicable share ownership requirements. Officers have five years, or in the case of Delaware officers (including Mr. Coyne), six years, to achieve the applicable multiple of base salary. If any officer were to fail to achieve the expected level of share ownership, we would enforce the requirement by paying out the annual incentive bonuses in shares of LNC common stock, rather than in cash.

All of our NEOs have met or exceeded their share ownership requirements for 2006.

Benefits

Many of the benefits that we offer to our executive officers are the same benefits that are offered to our general employee population. With some exceptions, the additional benefits enjoyed by our executives are offered through plans and programs that promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits in the broad-based tax-qualified plans, as explained in more detail below. In addition to providing retirement income, our benefits help to protect our employees and executives from the financial catastrophes that can result from unexpected illness, disability, or death. Also, these types of benefits are typically offered by the peer group of companies with whom we compete. Offering compensation benefits helps us to attract and retain key employees.

For 2006, we used the following peer group of companies to evaluate our non-qualified or “top-hat” plans:

• Aetna	• MetLife
• Allstate	• Nationwide
• Amerus	• Phoenix Sun
• CIGNA	• Principal
• Genworth	• Prudential
• The Hartford	• UNUM Provident

Supplemental Retirement and Deferred Compensation Plans

Supplemental Retirement Plans

Our supplemental retirement plans pay or “restore” benefits that would have been paid under the tax-qualified retirement plans if certain limits did not exist under Section 401(a) of the Internal Revenue Code of 1986, as amended (“IRS rules”). The Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan restores benefits limited by IRS rules under the LNC Employees’ Retirement Plan. The Jefferson-Pilot Corporation Supplemental Benefit Plan restores benefits limited by IRS rules under the Jefferson-Pilot Employees’ Retirement Plan. These supplemental retirement plans calculate benefits using the same formula as the qualified retirement plan that they “restore,” but without the imposition of IRS limits. The qualified retirement benefit payment is deducted from, or offsets, the benefit calculated under each supplemental retirement plan. The present value of the accumulated benefit under each supplemental retirement plan for the NEOs is set forth and described in the Pension Benefits table and accompanying narrative on page 53.

Enhancements to benefits payable under the LNC Executives’ Excess Compensation Pension Benefit Plan, or the LNC Excess Plan (but not the JP Supplemental Benefit Plan) are provided in the case of a change-of-control, as defined in the LNC Excess Plan. In addition, enhancements to both supplemental retirement plan benefits are provided to executives participating in the Lincoln National Corporation Executives’ Severance Benefit Plan and the Jefferson-Pilot Executive Change of Control Severance Plan, in the case of a change of control, as defined under those plans. The benefit enhancements provided in each case are discussed below under “Potential Payments upon Termination or Change-in-Control” beginning on page 58.

Deferred Compensation Plan

The Lincoln National Corporation Executive Deferred Compensation Plan for Employees (the “LNC Deferred Compensation Plan”) allows our executives to defer salary and receive company contributions (matching contributions) with respect to such salary deferrals, without being affected by the tax code limits on deferrals and employer contributions. Amounts deferred and contributed under the LNC Deferred Compensation Plan are credited to “notional” or bookkeeping accounts, and are subsequently credited with earnings or losses mirroring the performance of the Plan’s available investment options. These are the same investment options that are available under the LNC 401(k) Plan. The LNC Deferred Compensation Plan is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

For every dollar deferred once the executive has reached $175,000 in annual compensation, we contribute both basic and discretionary matching contributions under the LNC Deferred Compensation Plan. Information regarding each NEO’s salary deferrals and our contributions to the Plan on behalf of the NEO during 2006, as well as each executive’s aggregate balance under that Plan as of December 31, 2006, can be found in the Nonqualified Deferred Compensation Plan table and accompanying narrative beginning on page 56.

Mr. Coyne, as an employee of Delaware Investments, participates in the Delaware Management Holdings, Inc. Retirement Plan (“DRP”), along with all other eligible Delaware employees. The DRP is a money purchase pension retirement plan—a defined contribution plan to which we contribute 7.5% of Mr. Coyne’s eligible compensation annually. Any amount of our contribution that exceeds the applicable IRS limits is credited to an account in the LNC Deferred Compensation Plan on Mr. Coyne’s behalf. Participants do not contribute to the DRP. Amounts credited under the DRP may be invested by Mr. Coyne in a variety of investment options from the Delaware Investments Family of Funds that comprise the current investment alternatives available under the DRP. The amounts contributed to the DRP by us on Mr. Coyne’s behalf are set forth in footnote 4 to the Summary Compensation Table.

Change of Control Arrangements

We sponsor two plans where the payment of benefits is triggered by a termination of employment (under specific circumstances) after a change of control: the Lincoln National Corporation Executives’ Severance Benefit Plan, or the LNC COC Plan, and the Jefferson-Pilot Executive Change of Control Severance Plan, or the JP COC Plan. In addition, as referenced above, there are also separate change of control triggered enhancements to the LNC Excess Compensation Pension Benefit Plan (but not the JP Supplemental Benefit Plan), to the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates, and to the Jefferson-Pilot Executive Special Supplemental Benefit Plan. These enhancements, and the latter two plans in general, are described below in “Potential Payments upon Termination or Change-in-Control” beginning on page 58.

  The objectives of the LNC COC Plan and the JP COC Plan are:

•
To attract and retain qualified executives in the face of an actual or threatened change of control of Lincoln National Corporation (in the case of the LNC COC Plan) - we assumed any obligations under the terms of the JP COC Plan related to the change of control of Jefferson-Pilot as a result of our merger,

•
To enable such executives to help our Board assess any proposed change of control of us and advise the Board as to whether such a proposal is in our best interests, our shareholders’ best interests, and in the best interests of our policyholders and customers without being unduly influenced by the possibility of employment termination, and

•	To demonstrate to those executives our desire to treat them fairly in such circumstances.

A full description of the benefits provided under the LNC COC Plan and the JP COC Plan is provided below under “Potential Payments upon Termination or Change-in-Control” beginning on page 58.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code caps a public company’s corporate income tax deduction at $1 million per year for each NEO. However, compensation that qualifies as performance-based compensation is not subject to this cap. The incentive awards that we pay are intended to qualify as performance-based compensation under Section 162(m) and are subject to limits established under the Amended and Restated ICP in compliance with the rules of that Section. Under the Amended and Restated ICP, our 2006 awards could in no event exceed, in the case of a cash award, $8,000,000, or, in the case of equity awards or stock options, two million shares. The Compensation Committee further limits such awards.

In the case of our performance awards, the Compensation Committee retains the discretion to reduce or increase any executive’s individual payout, to the extent permissible under Section 162(m), based on certain extraordinary circumstances that may occur during the cycle. The Committee may consider extraordinary circumstances that could impact performance results such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g. acts of war). In making such changes, the Committee would consider investor reaction, stock price performance, performance of peers and the CEO’s recommendation. The guiding principle in making adjustments and modifications would be to encourage and reward management for consistently high financial and shareholder return performance relative to peers, while taking into consideration creation of shareholder value.

Compensation Committee Report

The members of the Committee have reviewed and discussed this Compensation Discussion & Analysis with management. Based on that review and discussion, the Committee has recommended to the Board of Directors of the Corporation that the Compensation Discussion & Analysis be included in our Form 10-K for the year ended December 31, 2006 and this proxy statement.

William H. Cunningham
Michael F. Mee
Patrick S. Pittard
Glenn F. Tilton [resigned effective March 20, 2007]

Summary Compensation Table

The table below contains information about our NEOs’ compensation earned or paid during the fiscal year ended December 31, 2006. The NEOs are:

•	our CEO and CFO,
•	our three other most highly compensated executive officers employed on December 31, 2006, and
•	one former executive.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	STOCK AWARDS ($)[1] (e)	OPTIONS AWARDS ($)[1] (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[2] (g)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)[3] (h)	ALL OTHER COMPEN-SATION ($)[4] (i)	TOTAL ($) (j)
JON A. BOSCIA Chairman and CEO of LNC	2006	925,000	617,687	6,591,815	7,393,423	2,140,170	460,810 [6]	18,128,905
FREDERICK J. CRAWFORD CFO of LNC	2006	400,000	921,525	116,169	1,495,830	121,313	76,850	3,131,687
DENNIS R. GLASS[5] President and COO of LNC	2006	700,000	1,366,623	--	2,205,000	432,573	504,708 [7]	5,208,904
PATRICK P. COYNE President, Lincoln National Investment Company, Inc. and Delaware Management Holdings, Inc.	2006	395,000	22,816	759,210	4,081,500	--	231,554	5,490,080
WESTLEY V. THOMPSON President, Employer Markets	2006	500,000	1,905,653	218,176	1,527,201	186,878	163,083 [8]	4,500,991
JOHN H. GOTTA Former President and CEO of The Lincoln National Life Insurance Company	2006	360,000	1,825,320	259,963	--	265,236	2,909,414 [9]	5,619,933
WARREN H. MAY Former President of Lincoln Financial Distributors, Inc.	2006	347,106	363,250	178,057	--	260,614	3,586,448 [10]	4,735,475

1.
Represents the proportionate amount of the total fair value of stock and option awards that we recognized as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R).  All assumptions made in calculating the compensation cost of stock and option awards are set forth in Note 9 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2006. The details of the incentive cash, stock and option awards granted in 2006 are described in more detail in the Grants of Plan-Based Awards table. Because Mr. Boscia will become eligible for retirement during the vesting periods for his stock and option awards, the stock and option awards are expensed during the period up to the date he becomes retirement eligible. For Mr. Glass, all stock and option awards are fully expensed during the year of grant because he is retirement eligible. The amounts shown for Mr. Coyne in column (f) reflect the amount expensed for options granted to Mr. Coyne under the Delaware Investments U.S., Inc. (“DIUS”) Stock Option Plan. These options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

As a result of his termination, Mr. May forfeited his LTI awards representing the amounts in column (e) above.

2.
Represents the annual incentive plan (AIP) award paid in cash for the 2006 performance period under the Amended and Restated ICP. Each of these amounts was paid in February 2007. More information on the AIP, including the applicable performance targets, is provided in the Grants of Plan-Based Awards table below and the CD&A on page 31. Mr. May’s received a $663,750 pro rata AIP target award paid in accordance with his termination agreement as described under “Potential Payments Upon Termination or Change-in-Control” beginning on page 58 and not upon satisfaction of performance goals. Therefore, that amount is included in column (i) above.

Also included is the cash portion of the long-term incentive award, or LTI award, for the 2004-2006 performance cycle under the Amended and Restated ICP for Messrs. Boscia ($2,768,423) and Crawford ($95,830). Each of these amounts vested in February 2007. The performance option and share awards, if any, for the 2004-2006 performance cycle are reflected in columns (d) and (i) of the Outstanding Equity Awards at Fiscal Year-End table below because the Compensation Committee did not certify that the performance conditions had been met until February 2007. Dividends accrue to any portion of a long-term incentive award elected to be vested in stock. The dividend equivalents are payable in stock, based upon normal dividend rates, only if the related long-term incentive award actually vests. More information on the LTI awards for the 2004-2006 performance cycle, including the applicable performance targets, are provided in the CD&A on page 40.

3.
The total amount reflects solely the actuarial increase in the present value of the NEO’s benefits under all of our pension plans from the pension plan measurement date used for financial reporting purposes for each NEO, using the same interest rate and mortality rate assumptions as those used in Note 8 of the Note to our Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2006. The NEOs did not have any preferential non-qualified deferred compensation earnings during 2006.

4.
All Other Compensation includes amounts that we contribute for the NEOs under our Employees’ Savings and Profit-Sharing Plan, or 401(k) plan, and the Deferred Compensation Plan. Our matching contributions to the 401(k) Plan in fiscal 2006 were as follows: Mr. Boscia, $19,200, Mr. Crawford, $16,408, Mr. Glass, $1,320, Mr. Coyne, $16,125, Mr. Thompson, $17,512, Mr. May, $3,209 and Mr. Gotta, $16,875. Our matching contributions to the Deferred Compensation Plan for fiscal 2006 were as follows: Mr. Boscia, $398,129, Mr. Crawford, $60,442, Mr. Coyne, $136,679, Mr. Thompson, $135,571 and Mr. Gotta, $143,078. In addition, Mr. Coyne, as an employee of Delaware Investments, participates in the Delaware Management Holdings, Inc. Retirement Plan (“DRP”). The DRP is a money purchase pension plan—a defined contribution plan—to which the company contributes a fixed percentage of eligible compensation. The amount contributed to the DRP on Mr. Coyne’s behalf for 2006 was $78,750. Because the DRP is a tax-qualified plan, only $15,750 of the total amount could be contributed to the DRP because of Internal Revenue Code limits, with the excess amount of $63,000, contributed to the Deferred Compensation Plan on Mr. Coyne’s behalf. The DRP is described further under “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” below on page 49.

All Other Compensation also includes the perquisites and other personal benefits, the aggregate incremental cost of which for an NEO equaled or exceeded $10,000 and applicable tax gross ups as described in footnotes 6, 7, 8 and 10 below. More information regarding perquisites and personal benefits, including the manner in which we value personal use of the corporate aircraft is discussed under “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” below on page 48.

5.	Mr. Glass’s compensation reflects the period from April 3, 2006 (the date of closing of our merger with Jefferson-Pilot) to December 31, 2006.

[6].
Includes the following perquisites (any perquisite with an aggregate incremental cost exceeding $25,000 is quantified): $33,481 representing the aggregate incremental cost of personal use of corporate aircraft and matching gifts made by Lincoln Financial Foundation Inc. on behalf of Mr. Boscia.

7.	Includes the following perquisites (any perquisite with an aggregate incremental cost exceeding $25,000 is quantified):

•	$323,453 for relocation expenses;
•	$41,617 representing the aggregate incremental cost of personal use of corporate aircraft;
•	the cost of operating, maintaining and insuring a company-owned automobile;
•	annual cost of a country club membership; and
•	matching gifts made by Lincoln Financial Foundation Inc. on behalf of Mr. Glass.

We are required to provide Mr. Glass with costs associated with his country club membership and use of a company-owned automobile pursuant to his employment agreement, which is further described under “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” on page 48 below. His amount also includes a $123,969 tax gross-up relating to his relocation expenses.

8.	Includes $10,000 in matching gifts made on Mr. Thompson’s behalf by Lincoln Financial Foundation Inc.

9.
Mr. Gotta retired effective July 31, 2006. In addition to the amounts set forth in footnote 4 above, the amount includes $2,758,506 paid in connection with his retirement pursuant to his Non-compete and Anti-solicitation Agreement, Waiver and General Release of Claims, dated as of January 19, 2006, which is described under “Potential Payments Upon Termination or Change-in-Control -- Gotta’s Non-Compete Agreement” on page 61 below.

10.
Mr. May ceased being an executive officer in August 2006. In addition to the amounts in footnote 4 above, the amount includes $3,370,172 paid or accrued pursuant to his termination, which is described under “Potential Payments Upon Termination or Change-in-Control -- May’s Agreement” on page 61 below. The amount also includes a $36,666 tax gross-up relating to his relocation expenses. The amount also includes the following perquisites (any perquisites with an aggregate incremental cost exceeding $25,000 is quantified):

•	$175,163 for relocation expenses;
•	the aggregate incremental cost of gifts given to all attendees of a sales incentive trip; and
•	a matching gift made by the Lincoln Financial Foundation, Inc. on Mr. May’s behalf.

Mr. May’s relocation expenses include the 2006 carrying cost of his house that we purchased in 2006, including interest costs under the mortgage we have assumed, insurance costs and interest expense in financing the purchase.

Grants of Plan-Based Awards

The table below provides information on grants of plan-based awards during fiscal year 2006 to the NEOs. Except for Mr. Coyne, all awards were granted under the Amended and Restated ICP. Mr. Coyne’s options were granted under the DIUS Stock Option Plan. Mr. Coyne’s DIUS options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[2]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
NAME (a)	GRANT DATE (b)	THRESH- OLD ($) (c)	TARGET ($) (d)	MAXI- MUM ($) (e)	THRESHOLD (#) (f)	TARGET (#) (g)	MAXI- MUM (#) (h)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (i)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDER- LYING OPTIONS (#) (j)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)[6] (k)	CLOSING PRICE ON GRANT DATE ($/SH) (l)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)[8] (n)

JON A. BOSCIA	1/05/2006[1]							--	15,152	53.91	54.12	51,517
	4/10/2006[1]								14,282	57.19	57.05	21,709
	4/13/2006	1,156,250	2,312,500	4,625,000
	4/13/2006[3]				21,714	43,427	85,854					2,432,781
	4/13/2006[3]								278,375	56.02	56.30	3,259,771
	5/4/2006[1]								13,780	59.27	58.03	7,441
FREDERICK J. CRAWFORD	4/13/2006	350,000	700,000	1,400,000
	4/13/2006[3]				3,124	6,248	12,496					350,013
	4/13/2006[4]							6,000				325,200
	4/13/2006[3]								40,050	56.02	56.30	468,986
DENNIS R. GLASS	4/13/2006	551,250	1,102,500	2,205,000				--	--	--	--
	4/13/2006[3]				11,046	22,091	44,182					1,237,538
	4/13/2006[5]				3,682	7,364	14,728					412,531
	4/13/2006[5]				7,364	14,727	29,454					825,007
PATRICK P. COYNE	11/8/2006[5]	1,125,000	2,250,000	4,500,000
	11/8/2006[3]				2,597	5,194	10,388					337,558
	11/8/2006[3]								7,000	209.38	N/A	446,530 [7]
WESTLEY V. THOMPSON	4/13/2006	509,067	1,108,134	2,036,268				--
	4/13/2006[3]				4,544	9,088	18,176					509,110
	4/13/2006[3]								58,252	56.02	56.30	682,131
	6/8/2006[3]				756	1,511	3,022					86,097
JOHN H. GOTTA	--	--	--	--	--	--	--	--	--	--	--	--

WARREN H. MAY	4/13/2006[9]	331,875	663,750	1,327,500				--	--	--	--
	4/13/2006[3,9]				2,936	5,872	11,744					328,949
	4/13/2006[5,9]				1,958	3,915	7,830					219,318
	4/13/2006[5,9]				979	1,958	3,916					109,687

1.
Reflect reload option grants in 2006 in connection with the exercise of options for which the NEO delivered shares (equal to the number of shares underlying the option) to pay the exercise price. Reload options also have reload features. The reload options have the same expiration date as the option to which they relate. The reload options generally vest on the second anniversary of the grant date, but may not be exercised unless the value of the reload option has appreciated by at least 25%. However, if the options expire within two years of grant date, they will vest 30 days prior to expiration without any other restriction. The exercise price of an option is based on the average of the high and low prices of our common stock as quoted on the composite transactions table on the NYSE, on the last trading day prior to the date on which the option is granted. As stated in footnote 6 below, all reload grants relating to options granted prior to the adoption of our Equity Grant Procedures in November 2006 will be priced using the method described in the prior sentence.

2.
Represents the potential 2006 AIP awards. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. More information on the 2006 AIP awards, including the applicable performance targets, is provided in the CD&A on page 35.

3.
As described in the CD&A on page 37 above, one-half of each NEO’s LTI target for the 2006-2008 cycle was awarded in the form of options as reflected in column (j) above. The options granted in connection with the 2006-2008 performance cycle have ten year terms, with the option price (except for Mr. Coyne’s options) determined by using the average of the high and low price of our common stock on the NYSE composite transactions tape on the day before grant. See footnote 6 below. The options vest ratably over a three-year period (or four-year period for Mr. Coyne), with one-third vesting on each anniversary of the grant date. These options do not have a reload feature.

The remaining portion of the 2006-2008 LTI target was granted in the form of long-term incentive performance awards shown in columns (f), (g) and (h). For information on the 2006-2008 performance awards and a description of the 2006-2008 performance goals applicable to the awards, see the CD&A on page 38 . Dividends accrue to any portion of a long-term incentive award elected in the form of stock. The dividend equivalents are payable in stock, based upon normal dividend rates, only if the related long-term incentive award actually vests. For a discussion of the grant made to Mr. Thompson on June 8, 2006 see the CD&A on page 39.

4.	Represents a restricted stock award for Mr. Crawford’s work on the Jefferson-Pilot merger.

5.	In addition to their normal LTI award for 2006-2008, Messrs. Glass and May were granted a prorated LTI for both the 2004-2006 and 2005-2007 performance cycles.

6.
As stated in the CD&A beginning on page 39, we adopted Equity Grant Procedures in November 2006, which provide that, except as noted below, all options granted after that date will use the closing price of our common stock as quoted on the composite transactions tape of the NYSE on the date of grant as the exercise price. However, options granted prior to the adoption of the policy were priced using the average of the high and low price of our common stock on the NYSE composite transactions tape on the day prior to date of grant. In addition, reload options based on options granted prior to the adoption of the Equity Grant Procedures will continue to be priced using this method.

7.
DIUS shares are valued semi-annually by the Compensation Committee of our Board of Directors utilizing a report prepared by an independent valuation firm using a market-transaction approach based on profit margin, revenues and assets. Therefore, the closing price is not calculated on a daily basis. The exercise price for this option will be based on a December 31, 2006 valuation. The December 31, 2006 valuation was not ready at the date of this proxy statement. Accordingly, the exercise price shown is an estimate of the December 31, 2006 valuation.

8.
Represents the grant date fair value of the award determined in accordance with FAS 123R. All assumptions made in calculating the aggregate fair value are set forth in Note 9 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 8-K for the fiscal year ended December 31, 2006.

9.
As part of his agreement described under “Potential Payments Upon Termination or Change-in-Control—May’s Agreement” on page 61 below, Mr. May received a prorated portion of his AIP target award for 2006, plus interest of $33,188 and will receive $428,557 in 2007 as settlement of all of the outstanding LTI cycles.

Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables

In general, the fixed or certain elements of compensation—base salary and retirement and health and welfare benefits—make up the smallest percentage of total executive compensation, while the largest component of total compensation, incentive awards, fluctuates and is at risk based on our financial performance.

Mr. Glass’s Employment Agreement

As discussed in the CD&A, Mr. Glass entered into an employment agreement with Jefferson-Pilot Corporation on December 6, 2003 which is effective through March 1, 2008. We assumed the obligations under this agreement in the merger. The agreement provided for base salary, annual bonus, stock options, LTIP payouts and certain additional benefits, including severance benefits. Under the agreement, Mr. Glass’s base salary was set at $925,000. On April 12, 2006, the Compensation Committee approved a change to Mr. Glass’s 2006 base salary level to $900,000, effective on the first payroll period subsequent to the April 13th meeting (April 24, 2006), reflecting his new position as President and Chief Operating Officer. Mr. Glass also agreed to an amendment to his employment agreement to clarify that annual bonuses and long-term incentive compensation will be paid under our existing programs. In addition, Mr. Glass’s employment agreement contains various severance provisions, as described under “Potential Payments Upon Termination or Change-in-Control—Glass’s Employment Agreement” on page 60 below.

Perquisites and Personal Benefits

The following discusses the primary perquisites and personal benefits offered to the NEOs in 2006 not all of which were used by the NEOs. Under the financial planning and tax preparation program, all officers with a title of executive vice president or above, which includes each NEO, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Network financial planner to provide financial planning services. The reimbursement was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000. In addition, the same officer group was eligible to receive up to $2,700 for reimbursement of tax preparation services provided by any fee-for-service, tax preparer, who was a certified public accountant, excluding Ernst & Young, LLP, our independent registered public accounting firm. If the officer does not use the entire tax preparation reimbursement in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business, when practical. In 2006, this policy was extended to the President and COO. The policy was adopted due to security concerns and to allow for more efficient travel time so that the CEO and President can devote more time to our business. We do not have a specific policy with respect to other executive officers personal use of the corporate aircraft. However, to the extent any executive and guest of an executive uses corporate aircraft for personal purposes, the usage was treated as a perquisite for proxy statement reporting purposes. For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us. For personal flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses. We also include, as an aggregate incremental cost, any empty aircraft flights necessary to reposition the corporate aircraft (i.e., dead head flights) resulting from a personal flight.

As a result of assuming Mr. Glass’s employment agreement in the merger with Jefferson-Pilot, we are required to provide Mr. Glass with costs associated with his obtaining and maintaining membership in business and social clubs reasonably acceptable to us. In addition, under Mr. Glass’s employment agreement, we must provide him with a company-owned automobile and must pay the cost of operating, maintaining and insuring the automobile.

We also have a matching charitable gift program. Under the program, in 2006, all NEOs were eligible to apply for matching contributions of up to $10,000, except that as a former Jefferson-Pilot executive Mr. Glass had a $15,000 limit. Our full-time employees are eligible to apply for up to $2,500 in matching contributions.

Other Considerations

In addition to the material terms of grants described in the footnotes to the Grants of Plan-Based Awards table above, we wish to point out the following:

•	The exercise price and tax withholding obligations related to the exercise of all options may be paid by delivery of shares or by offset of the underlying shares, subject to certain conditions.

•	With respect to stock awards, we automatically withhold a sufficient number of shares to satisfy the NEO’s tax withholding obligations.

•
Options and stock awards are not transferable except by will or pursuant to the laws of descent and distribution, unless the Compensation Committee permits such a transfer. The Committee has not permitted (nor historically permitted) a transfer with respect to any of the awards shown in the Grants of Plan-Based Awards table above.

•
In cases where an executive participating in the 2006 LTI program dies, is disabled, voluntarily leaves the company after attaining age 55 with 5 years of service, or is involuntarily terminated for any reason other than for cause and signs a general release of claims against us, the executive's 2006 options will immediately vest, and the executive (or the executive's beneficiary) will receive a pro-rated performance award based on the number of days of service out of the total number of days in the three-year performance cycle.

•	The 2006 options also vest upon a change of control, as defined in the LNC Executive Severance Benefit Plan.

Any vested 2006 options may be exercised by the executive, or his/her beneficiary (as applicable), until the earliest to occur of:

•	the expiration of the term of the option,
•	the first anniversary of the date the executive died or was disabled,
•	the fifth anniversary of the date the executive voluntarily left the company after attaining age 55, or
•	three months from the date the executive was involuntarily terminated for any reason other than for cause.

Finally, Mr. Coyne, as an employee of Delaware Investments, participates in the DRP. The DRP is a money purchase pension retirement plan—a defined contribution plan—to which we contribute 7.5% of Mr. Coyne’s eligible compensation annually. For any plan year, eligible compensation is defined as 100% of Mr. Coyne’s base salary, plus bonus. The amount of bonus is capped such that only 50% of any bonus amount over $100,000 is considered eligible compensation. Eligible compensation is also subject to the IRS limits described above. Amounts credited under the DRP may be invested by Mr. Coyne in a variety of investment options from the Delaware Investments Family of Funds that comprise the current investment alternatives available under the DRP. Our contributions to the DRP on Mr. Coyne’s behalf for 2006 are set forth in footnote 4 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to unexercised options to purchase shares of our common stock, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2006 on an award-by-award basis. However, Mr. Coyne’s unexercised options are options granted pursuant to the DIUS Stock Option Plan. Mr. Coyne’s DIUS options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
NAME (a)	NUMBER OF SECURITIES UNDERLY- ING UNEXER- CISED OPTIONS (#) EXERCIS- ABLE[1] (b)	NUMBER OF SECURITIES UNDERLY- ING UNEXER- CISED OPTIONS (#) UNEXER- CISABLE[1] (c)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLY- ING UNEXER- CISED UNEARNED OPTIONS (#) (d)	OPTION EXERCISE PRICE ($) (e)	OPTION EXPIRATION DATE (f)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (g)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[6] ($) (h)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (i)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[6] ($) (j)
JON A. BOSCIA	52,000			29.47	05/14/07	--	--	48,980 [3]	3,252,272
	220,000			44.93	05/13/08			78,255 [4]	5,196,132
	200,000			50.83	05/12/09			88,532 [5]	5,878,525
	100,000			24.72	03/09/10
	184,000			43.48	03/08/11
	200,000			52.10	03/14/12
			272,827 [3]	47.58	03/11/14
			301,385 [4]	46.77	03/10/15
		278,375 [5]		56.02	04/13/16
FREDERICK J. CRAWFORD	4,000		--	43.48	03/08/11	6,116 [7]	406,100	16,802 [3]	1,115,653
	5,000			52.10	03/14/12			33,692 [4]	2,237,149
		40,050 [5]		56.02	04/13/16			12,738 [5]	845,803
	49,077		--	42.33	02/07/09	--	--	12,181 [3]	808,818
	81,795			32.97	02/13/10			30,024 [4]	1,993,594
	155,510			42.68	02/11/11			45,036 [5]	2,990,390
DENNIS R. GLASS	109,060			43.82	02/10/12
	109,060			34.58	02/09/13
	109,060			44.26	11/24/13
	109,060			48.58	02/08/14
	272,650			45.73	02/13/15
		278,103		53.60	02/12/16
	23,500		--	139.62	03/14/12	--	--	10,388 [5]	689,763
	4,283	4,282		130.47	03/13/13
PATRICK P. COYNE	15,000	15,000		154.22	05/13/14
	5,000	15,000		60.55	04/15/15
		7,000		209.38 [2]	11/08/16
	8,000		--	38.66	01/01/08	--	--	48,824 [3]	3,241,914
	10,000			44.93	05/13/08			67,384 [4]	4,474,298
	7,200			45.52	08/12/08			21,588 [5]	1,433,443
WESTLEY V. THOMPSON	20,000			50.83	05/12/09
	23,000			43.48	03/08/11
	20,000			52.10	03/14/12
		7,163		51.77	03/09/10
		58,252		56.02	04/13/16
	23,800	--		50.83	05/12/09	--	--	--	--
JOHN H. GOTTA	55,000			52.10	03/14/12
	19,147			49.80	03/09/10
	54,530			53.60	12/30/11			11,970 [8]	794,808
WARREN H. MAY		--	--			--	--	7,981 [8]	529,938
								3,219 [8]	213,742

1.
All of Mr. Glass’s options shown in column (b) of the table were former options to purchase common stock of Jefferson-Pilot that were converted into options to purchase our common stock on April 3, 2006 and vested on that date. The Jefferson-Pilot options were converted into our options by multiplying the number of shares underlying the options by merger stock conversion rate of 1.0906 (rounded down to the nearest whole share of our common stock) and dividing the exercise price by 1.0906 (rounded up to the sixth decimal place).

The following tables present the vesting dates of the remaining options in columns (b) and (c) based on expiration dates.

Options vesting in four equal annual installments
Expiration Dates	Vesting Begins
5/14/07	5/14/98
1/1/08	1/1/99
5/13/08	5/13/99
5/12/09	5/12/00
3/9/10	3/9/01
8/12/08	8/12/99
3/8/11	3/8/02
3/14/12	3/14/03
3/13/13	3/13/04
5/13/14	5/13/05
4/15/15	4/15/06
11/08/16	11/08/07

Options vesting in three equal annual installments
Expiration Dates	Vesting Begins
2/12/16	2/13/07
4/13/16	4/13/07

Mr. Thompson’s option expiring 3/9/10 vests on 12/8/07. Mr. May’s option expiring 12/30/11 vested 12/30/06.

2.
DIUS shares are valued semi-annually by the Compensation Committee of our Board of Directors utilizing a report prepared by an independent valuation firm using a market-transaction approach based on profit margin, revenues and assets. Therefore, the exercise price is not calculated on a daily basis. The exercise price for this option will be based on a December 31, 2006 valuation. The December 31, 2006 valuation was not ready at the date of this proxy statement. Accordingly, the exercise price shown is an estimate of the December 31, 2006 valuation.

3.
Represent performance options and performance stock awards granted in connection with the 2004-2006 performance cycle. These options and shares were unvested as of December 31, 2006. Because the Compensation Committee met on February 22, 2007 to certify the attainment of the performance measures for the cycle, the amount of options and stock shown in the above table reflect the actual vested options and vested stock for the 2004-2006 performance cycle. The amount also reflects accrued but unpaid dividend equivalents in shares of common stock. The vesting occurred on February 22, 2007.

4.
Represent performance options and performance stock awards granted in connection with the 2005-2007 performance cycle. Based on the fact that our 2006 performance exceeded the target performance measures, these awards are shown at maximum, plus accrued but unpaid dividend equivalents in shares of common stock. However, the amount, if any, of these awards that will vest will depend upon the actual performance over the full performance period, and also will depend upon the Compensation Committee’s certification of the performance measures, which generally occurs during the first quarter of the year immediately following the end of the performance cycle. Accordingly, if any of these awards vest, it should occur in the first quarter of 2008.

5.
Represent LTI options (time-vested options) and performance stock awards granted in connection with the 2006-2008 performance cycle. Based on the fact that our 2006 performance exceeded the target performance measures, performance stock awards are shown at maximum, plus accrued but unpaid dividend equivalents in shares of common stock. However, the amount, if any, of those awards that will vest depends upon the actual performance over the full performance period and also upon the Compensation Committee’s certification of the performance measures, which generally occurs during the first quarter of the year immediately following the end of the performance cycle. Accordingly, if any of the performance stock awards vest, it should occur in the first quarter of 2009.

6.
Determined by multiplying column (g) or (i), as applicable by $66.40--the closing price of our common stock as reported on the composite tape of the NYSE on December 29, 2006, which was the last trading day of 2006.

7.	Vests in equal annual installments over a three-year period.

8.
Represent performance stock units awarded under the 2004-2006, 2005-2007 and 2006-2008 performance cycles for which Mr. May will receive a lump sum cash payment of $428,557 during 2007 pursuant to his Agreement, Waiver and General Release. See “Potential Payments Upon Termination or Change-in-Control—May’s Agreement” on page 61.

Option Exercises and Stock Vested

The table below provides information regarding the option exercises and stock awards that have vested for each of the NEOs during the 2006 fiscal year.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
NAME (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED ON EXERCISE ($)[1] (c)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)	VALUE REALIZED ON VESTING ($) (e)
JON A. BOSCIA	65,434	1,203,074	125,222[2]	6,779,519[4]
FREDERICK J. CRAWFORD	--	--	7,466[2]	404,209[4]
DENNIS R. GLASS	92,018	3,242,273	--	--
PATRICK P. COYNE	15,484	74,975	--	--
WESTLEY V. THOMPSON	46,075	1,463,816	17,016[2,3]	921,246[4]
JOHN H. GOTTA	92,130	1,438,185	63,724[5]	3,611,876[5]
WARREN H. MAY	152,684	2,544,762	--	--

1. Reflects the difference between the exercise price and the market price (used for tax purposes) of our common stock on the date of exercise.

2. Reflects performance shares acquired upon vesting on March 9, 2006 with respect to the 2003-2005 performance cycle. The shares vested include dividends paid in shares that accrued on the awards at normal dividend rates and vest upon vesting of the award.

3. Mr. Thompson deferred 10,172 shares pursuant to the Executive Deferred Compensation Plan for Employees. For more information, see footnote 3 to the Nonqualified Deferred Compensation table below.

4. Calculated by multiplying column (d) by $54.14—the closing price of our common stock as reported on the composite tape of the NYSE on March 9, 2006, which was the vesting date.

5. Reflects shares acquired upon vesting with respect to various LTI cycles. See “Potential Payments Upon Termination or Change-in-Control—Gotta’s Non-Compete Agreement” on page 61 for more details. The shares vested include dividends paid in shares that accrued on the awards at normal dividend rates and vest upon vesting of the award. Calculated by multiplying column (d) by $56.68—the closing price of our common stock as reported on the composite tape of the NYSE on July 31, 2006, the effective date of Mr. Gotta’s retirement.

Pension Benefits

The table below provides information on the tax-qualified and non-tax-qualified pension benefits for each of the NEOs by plan for 2006.

PENSION BENEFITS
NAME (a)	PLAN NAME[1] (b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)

JON A. BOSCIA	LNC Retirement Plan	23	524,973	--
	Excess Compensation Pension Benefit Plan	23	2,372,238
	Salary Continuation Plan	5	5,059,110
FREDERICK J. CRAWFORD	LNC Retirement Plan	N/A2	73,143	--
	Excess Compensation Pension Benefit Plan	N/A2	120,104
	Salary Continuation Plan	5	71,539
DENNIS R. GLASS	Jefferson-Pilot Retirement Plan	12	258,237	--
	Employment Agreement	13	236,174
	Jefferson-Pilot ESSB	13	2,075,599
	Jefferson-Pilot Supplemental Pension Benefit Plan	12	860,818
PATRICK P. COYNE[3]	--	--	--	--

WESTLEY V. THOMPSON	LNC Retirement Plan	13	167,676	--
	Excess Compensation Pension Benefit Plan	13	453,120
	Salary Continuation Plan	5	114,022
JOHN H. GOTTA[4]	LNC Retirement Plan	12.8		216,403
	Excess Compensation Pension Benefit Plan	12.8	645,744	--
	Salary Continuation Plan	5	113,668	--
WARREN H. MAY[5]	Jefferson-Pilot ESSB	4	533,387	--

1.
Amounts shown for the LNC Employees’ Retirement Plan and the Excess Compensation Pension Benefit Plan, together the LNC pension plans, reflect the present value of the accumulated benefit of the NEO under the final average pension pay formula or cash balance formula, as applicable, depending upon which was greater at December 31, 2006. Benefits under the final average pay formula of the LNC Employees’ Retirement Plan and each other plan in the table are calculated based on retirement at the earliest age at which unreduced benefits may be paid under the plan. Mr. Crawford is the only NEO whose benefit is calculated under the cash balance formula. For the Salary Continuation Plan, the amount reflects the present value of the accrued benefit of the NEO at December 31, 2006. The maximum number of years of credited service under the Salary Continuation Plan is five. Years of credited service under the LNC pension plans or Jefferson-Pilot plans are not capped. All amounts were determined using the same interest rate and mortality assumptions as those used for financial reporting purposes. Those assumptions are incorporated herein by reference to Note 8 of the Note to our Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2006. Benefits may include amounts to which an NEO may not currently be entitled to receive because such amounts are not vested.

2.	Mr. Crawford’s benefit is calculated under the cash balance formula under the LNC Retirement Plan, which does not include credited service as a component of the benefit calculation formula.

3.
Mr. Coyne, as an employee of Delaware Investments, participates in the DRP- a defined contribution plan. See “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables - Other Considerations” on page 49.

4.
Mr. Gotta retired effective July 31, 2006. He received his LNC Employees’ Retirement Plan benefits as a lump sum payment on August 1, 2006. His accumulated benefits under the Excess Compensation Pension Benefit Plan cannot be distributed until September 1, 2007. His monthly benefit under the Salary Continuation Plan commenced on February 1, 2007.

5.	Mr. May’s termination date was December 31, 2006. He will be eligible to receive his Jefferson-Pilot ESSB as a lump sum on September 1, 2014.

Retirement Plans

Effective January 1, 2002, we changed the benefit plan calculation under the LNC Employees’ Retirement Plan, our funded tax-qualified pension plan, from a final average pay pension formula to an account-based pension formula, converting the retirement plan to what is commonly referred to as a “cash balance” plan. Prior to the conversion, the LNC Employees’ Retirement Plan provided benefits under a formula providing an annual benefit accrual equal to 1.3% of final average salary for each year of service (up to 35 years); plus 0.4% of the amount by which final average salary exceeds 1/12 of the compensation covered by Social Security for each year of service (up to 35 years); plus 0.5% of final average salary for each year of service over 35 years. For purposes of this formula, final average salary is defined as participant’s average monthly base salary over the highest 60 consecutive full months of participation during the final 120 months of participation in the Plan, with base salary capped by IRS statutory limits, and exclusive of any annual incentive compensation (or any other type of incentive compensation). Normal retirement age under the LNC Employees’ Retirement Plan (as well as the Excess Compensation Pension Benefit described below) is 65, the age at which a participant may receive an unreduced benefit. Early retirement factors apply beginning at age 55, and depend upon the participant’s years of vesting service at the time of retirement. Benefits paid to participants who retire prior to age 55 are determined using actuarial equivalency factors.

In connection with the conversion to a cash balance plan, certain transition rules apply. Through December 31, 2011, employees who participated in the LNC Employees’ Retirement Plan before January 1, 2002 (“Grandfathered Participants”) will accrue benefits under the transitional rules, and will receive the greater of (a) the benefit generated under the final average pay formula (the “Grandfathered Benefit”), or (b) the benefit determined under the cash balance formula. On January 1, 2012, Grandfathered Participants will have their Grandfathered Benefit calculated, and, if that benefit is greater than the benefit determined under the cash balance formula, the difference between their Grandfathered Benefit and their benefit under the cash balance formula will be added to their cash balance account. Thereafter, all benefits will be determined solely under the cash balance formula.

Effective January 1, 2005, we amended the provisions relating to the cash balance portion of LNC Employees’ Retirement Plan to include 100% of eligible annual incentive awards as compensation for purposes of accruing benefits. Previously, only 50% of eligible annual incentive awards over $100,000 were considered as compensation for accruing benefits under the cash balance formula (annual incentive awards are not considered under the final average pay formula).

Benefits determined under the cash balance formula portion of the LNC Employees’ Retirement Plan are equal to the sum of a participant’s accumulated (1) “Annual Benefit Credits” and (2) “Interest Credits”:

•
Annual Benefit Credits are accumulated based on years of service and base salary plus annual incentive awards (eligible earnings). Participants with less than five years of vesting service are credited with 6% of their eligible earnings on a biweekly basis. This rate increases to 7% for years of vesting service between five and fourteen, to 8% for years of vesting service between fifteen and twenty-four, and to 9% for years of vesting service over twenty-four. As mentioned above, effective January 1, 2005, we now include 100% of annual incentive awards in eligible earnings for purposes of calculating Annual Benefit Credits under the cash balance formula of the retirement plan.

•
Daily Interest Credits are based on the U.S. Treasury bond rates currently in effect. For participants hired prior to January 1, 2002, an opening account balance was actuarially determined based on the value of their benefit accrued as of December 31, 2001 under the final average pay formula.

As of the merger, we become the sponsor of the Jefferson-Pilot Employees’ Retirement Plan, also a funded and tax-qualified retirement program. The JP Employees’ Retirement Plan benefit formula is similar to that of the pre-cash balance LNC Employees’ Retirement Plan. For most employees, including the executives, it provided an annual benefit accrual equal to the sum of (a) each participant’s “retirement income” accrued prior to January 1, 1989 (as defined under the terms of the previous plan), multiplied by a fraction, the denominator of which is the participant’s “final average salary” (as defined under the terms of the previous plan) and the numerator, which is the participant’s “average compensation” as of the participant’s retirement or severance from service date, but in no event less than one, plus (b) 1.3% of the participant’s average compensation divided by 12 times the participant’s years of participation in the Plan beginning on 1/1/89 to retirement or severance from service, plus 0.5% of the participant’s average compensation in excess of “covered compensation” divided by 12 times the participant’s years of participation beginning on 1/1/89 to retirement or severance from service.

“Average compensation” under the Jefferson-Pilot Employees’ Retirement Plan is the average annual compensation of a member during the 60 consecutive full months of employment out of the last 120 months of employment immediately preceding the participant’s severance from service date. “Covered compensation” is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) social security retirement age.

Supplemental Retirement Plans

Our supplemental retirement plans pay or “restore” benefits that would have been paid under the tax-qualified retirement plans if certain limits did not exist under Section 401(a) of the Internal Revenue Code of 1986, as amended (“IRS rules”). The Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan, or Excess Compensation Pension Benefits Plan, restores benefits limited by IRS rules under the LNC Employees’ Retirement Plan. The Jefferson-Pilot Corporation Supplemental Benefit Plan restores benefits limited by IRS rules under the Jefferson-Pilot Retirement Plan. These supplemental retirement plans calculate benefits using the same formula (final average pay or cash balance, as applicable) as the qualified retirement plan that they “restore,” but without the imposition of IRS limits. The qualified retirement benefit payment is deducted from, or offsets, the benefit calculated under the supplemental retirement plan.

Jefferson-Pilot ESSB

The Jefferson-Pilot Executive Special Supplemental Benefit Plan, or ESSB Plan, provides enhanced or additional pension benefits to executives who were employed by the former Jefferson-Pilot Corporation. The ESSB Plan is designed to provide these former JP executives with replacement income of 50% of final average pay at age 65 if they retire with at least 20 years of service. The benefit is calculated as 2.5% of final average pay times years of service (with a maximum of 20 years of service considered). The ESSB Plan pays benefits for retirement beginning on or after age 60. No benefits are paid to former JP executives who retire prior to age 60. Benefits paid prior to age 65 will be reduced 3% each year (and by a proportionate amount for any partial year based on a 365-day year).

Salary Continuation Plan

    The Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates, or SCP, provides enhanced or additional pension benefits to some of our executives. The SCP was frozen to new participants on December 31, 2004. Participants in the SCP will accrue benefits until the earlier of (a) the date on which the executive is no longer eligible to participate in the SCP, or (b) the date on which the executive terminates employment. As a condition for receiving benefits in cases of involuntary termination, we may require the participating executive to enter into an exclusive consulting arrangement with us. Unless waived by our CEO, this exclusive consulting arrangement is effective until the executive reaches age 65.

Under the SCP, each participating executive is entitled to receive a monthly benefit upon retirement equal to 2% of his or her final monthly salary (“FMS”), multiplied by his or her years of participation in the SCP (maximum of five years of service credit). The monthly benefit is capped at 10% of FMS for all of participating executives, except for Mr. Boscia. Pursuant to the Compensation Committee’s November 10, 2005 amendment to the SCP, for Mr. Boscia only, the cap on the amount of monthly benefit payable under the SCP will increase from 10% of FMS to 17% of FMS over a five-year period, as follows: his monthly benefit shall be capped at 11.4% of FMS as of January 1, 2005, at 12.8% of FMS as of January 1, 2006, at 14.2% of FMS as of January 1, 2007, at 15.6% of FMS as of January 1, 2008, and at 17.0% of FMS as of January 1, 2009. The decision to raise the cap for Mr. Boscia was based on the conclusion by the Committee’s consultant, Towers Perrin, that Mr. Boscia’s retirement benefits were not appropriately competitive. Generally, FMS is equal to the executive’s monthly base salary at termination; however, if the participating executive terminates employment after age 65 (normal retirement age under the SCP), then monthly base salary at age 65 is used. FMS is capped at the greater of $16,667.00 or the monthly base salary in effect for the participating executive as of December 31, 1991. However, for Mr. Boscia, FMS is calculated as follows, and without operation of the cap mentioned above: 1/12th of 100% of base annual salary (in effect at termination of employment), plus (b) 1/12th of 100% of the average of the best three consecutive annual incentive bonuses paid in the 60 months immediately preceding the his termination or retirement.

Benefits under the SCP are paid in the form of a 120-month certain and life annuity, and reduced for commencement prior to age 65. Normal retirement age under the SCP is 65, the age at which a participant may receive an unreduced benefit. Early retirement factors apply beginning at age 55, with the amount of the reduction depending upon the participant’s years of vesting service at the time of retirement. No benefits are payable if the participating executive voluntarily terminates his or her employment prior to age 55, absent a change of control, as defined in the Lincoln National Corporation Executives’ Severance Benefit Plan (discussed below in the “Potential Payments Upon Termination or Change-in-Control” below on page 58). In addition to the enhancements to the SCP benefit provided under the LNC COC Plan in the case of a COC, a participating executive who voluntarily or involuntarily terminates service with us within two years of a COC would be treated as retiring at age 65 under the SCP. The SCP also provides for certain benefits to be paid to an executive’s beneficiary in the event of the executive’s death.

Glass Employment Agreement

Under his employment agreement, Mr. Glass is eligible for a monthly retirement benefit computed by multiplying (i) 2.5% for each year of service (with years of service limited to 20, and thus the percentage derived therefrom limited to 50%) by (ii) Glass’s final average monthly earnings for the five-year period ending with Glass’s retirement date. For this purpose, final average monthly earnings means salary and annual incentive awards. Final average monthly earnings does not include long-term incentive compensation or the value of any stock grants, stock options or other extraordinary forms of compensation. The amount of retirement benefit computed according to the above formula would be reduced by the amount of retirement benefits paid to Mr. Glass under our applicable tax-qualified and supplemental pension plans. We assumed this agreement as part of the merger.

Nonqualified Deferred Compensation

To compensate for tax code limitations on compensation that can be deferred under our tax-qualified Employees’ Savings and Profit-Sharing Plan, our 401(k) Plan, NEOs, as well as other officers, are permitted to defer additional amounts, without limit, of salary and annual incentive compensation under our Executive Deferred Compensation Plan for Employees. Officer deferrals are unlimited. Plan participants may select from a menu of “phantom" investment options (identical to those offered under the 401(k) Plan and subject to change by us at any time) used as investment measures for calculating the investment return notionally credited to their deferrals including an LNC stock unit fund. NEOs can change their investments choices at any time with the exception of amounts already credited to the LNC Stock Unit fund. Such amounts may not be reallocated and must be distributed in the form of LNC Common Stock. Under the terms of the Deferred Compensation Plan, we agree to payout amounts based upon the aggregate performance of the investment measures selected by the participant.  Participant investments in the Plan, or interests in the Plan, represent an unsecured obligation of us to pay the benefits credited to participant accounts.

Participants who defer specified amounts of current compensation under the Deferred Compensation Plan receive the basic company matching contribution similar to that made in the 401(k) plan on combined base salary and bonus deferred. For 2006, the basic match is made every payroll period, in the amount of $.50 for each dollar deferred up to 6% of eligible compensation actually deferred before IRS limits are reached under the qualified 401(k) Plan. Once IRS limits are reached, the match is applied in the amount of $.50 for each dollar deferred up to 6% of eligible compensation on a gross basis. Beginning in 2007, the match under the Deferred Compensation Plan starts only after a participant’s combined base salary and annual incentive award exceeds $175,000. All participants may also receive a discretionary match. The basic matching contributions are invested in the same investment options as elected for salary and incentive compensation deferrals, where they are credited with notional earnings or losses.  Prior to 2007, any discretionary matching contributions were invested in “phantom” or notional stock units based on the value of LNC Stock. Actual shares of common stock will be issued in settlement of these stock units when amounts credited to the stock unit account are distributed to the participants. Before settlement, no voting rights or other rights of any kind associated with ownership of LNC Stock inure to the participants. Beginning in 2007, any discretionary match will be made in cash and invested in the various plan investment options in accordance with each participant’s investment elections for their salary and incentive compensation deferrals.

Participants must specify a distribution date for all amounts deferred under the plan at the time of their deferral elections. The plan allows up to three different distribution elections--any combination of a retirement/termination account, and specific "distribution year" accounts (a designated year at least 12 full months in the future that ends with a "0" or a "5"--e.g., 2010, or 2015). If a participant elects to defer amounts to a retirement/termination account, such amounts will be valued on the first business day of the month that is 13 full months after the participant's termination date and distributed as soon as practicable thereafter. Amounts credited to a distribution year account are valued on February 5th of the distribution year, with the distribution being made as soon as practicable thereafter. For retirement/termination accounts, participants have the opportunity to irrevocably elect to defer amounts credited prior to the expiration of the 30-day period following their retirement/termination date. The re-deferral election must delay the distribution of their account a minimum of five years beyond the original distribution date. Participants may also further defer amounts credited to distribution year accounts. These elections must be made at least 12 months prior to the original distribution date and must delay the distribution at least five years.

The table below provides information regarding our nonqualified deferred compensation plan with respect to each NEO for 2006.

NONQUALIFIED DEFERRED COMPENSATION
NAME (a)	EXECUTIVE CONTRIBUTIONS IN LAST FY1 ($) (b)	REGISTRANT CONTRIBUTIONS IN LAST FY2 ($) (c)	AGGREGATE EARNINGS IN LAST FY ($) (d)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (e)	AGGREGATE BALANCE AT LAST FYE[3] ($) (f)
JON A. BOSCIA	332,481	398,129	554,538	--	5,452,840
FREDERICK J. CRAWFORD	350,784	60,442	42,359	--	636,814
DENNIS R. GLASS	--	--	--	--	--
PATRICK P. COYNE	198,828	199,679	154,178	--	1,998,559
WESTLEY V. THOMPSON	1,054,650[4]	135,571	340,657	--	2,708,207
JOHN H. GOTTA	45,000	143,078	57,347	--	1,726,953
WARREN H. MAY	--	--	--	--	--

1. Reflects deferral of 2006 salary shown in column (c) of the Summary Compensation Table and deferral of the AIP bonus paid in 2006 relating to 2005 performance, which is not included in the Summary Compensation Table. The NEO’s deferred AIP bonuses paid in 2007 for 2006 performance, which will be included in next year’s Non-qualified Deferred Compensation table, were: Mr. Boscia, $462,500, Mr. Glass, $132,300, Mr. Coyne, $244,890, and Mr. Thompson, $763,600.

2. Reflect LNC matching contributions and the discretionary match into this Plan and included in column (i) of the Summary Compensation Table.

3. In addition to the amounts set forth in footnote 1 above, amounts disclosed in this column other than earnings (losses) on deferred compensation were previously reported in prior year Summary Compensation Tables to the extent the NEO was our NEO at such prior time.

4. In addition to the amounts in footnote 1, amounts disclosed in this column include the cash value of the deferral of 10,172 shares, (valued based on the stock price on the date of deferral) which vested pursuant to Mr. Thompson’s 2003-2005 LTI award. The deferred units will be paid out in shares of our common stock in accordance with his election of a lump sum payment upon his employment termination. Under the Deferred Compensation Plan, he will have the option, within 30 days of his termination, to change his payout election to installments or to move his lump sum election to a later date.

Potential Payments Upon Termination or Change-in-Control

The narrative below describes the various termination and change of control arrangements applicable to our NEOs at December 31, 2006 that are not available to all employees on a non-discriminatory basis. The narrative is followed by tables showing potential payments each NEO would receive in the event of their termination (voluntary or involuntary, depending on the circumstances) or a change of control occurring on December 31, 2006.

Change of Control Arrangements

All of our senior executives, including our NEOs, are eligible to participate in the LNC COC Plan. Under the LNC COC Plan, on or before April 3, 2008 (the second anniversary of the change of control of Jefferson-Pilot Corporation under the terms of the JP COC Plan, as a result of the merger), any former Jefferson-Pilot executive, such as Mr. Glass and Mr. May, who becomes eligible for benefits, and who is also eligible for benefits under the JP COC Plan, would receive the greater of the cash payment calculated under either the LNC COC Plan or the JP COC Plan, but not both. Such executive would receive the additional benefits and enhancements to benefits provided under the JP COC Plan, but not those provided under the LNC COC Plan. The benefits that Mr. May received under the JP COC Plan is described below under “—May’s Agreement.” A description of the cash payments and benefit enhancements provided under both plans is provided below. For any change of control on or after April 4, 2008, there is no distinction in the treatment of executives covered by LNC COC Plan.

Each NEO becomes eligible for benefits under the LNC COC Plan (as defined below), if, in anticipation of or within three years after our change of control: (i) we, or a successor entity, terminate the executive’s employment for any reason other than “cause” (defined as conviction of a felony, or the willful and continued failure of the executive to perform his or her duties, despite warning notices), death or disability, or (ii) the executive terminates employment for good reason. “Good Reason” is defined as a “material and adverse” change in the executive’s responsibilities or a reduction in salary or target annual incentive bonus opportunity. “Good Reason” would also include our failure to provide compensation and benefits materially similar to those offered in the past - with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees. Executives, such as Mr. Glass and Mr. May, who are covered by the JP COC Plan, are eligible for benefits under that plan, if, upon or within two years after the executive’s employment is terminated other than for “cause” or disability, or is terminated by the executive for good reason. “Good Reason” under the JP COC Plan is defined as any reduction in the aggregate amount of the executive’s base salary and benefits (excluding annual and long-term incentive plan awards) or any significant reduction in annual and long-term incentive plan awards, unless the reduction is due to financial or individual performance.

If the conditions for payment under the LNC COC Plan are satisfied, a cash payment is paid to the executive based on a multiple of “annual base salary” and “target bonus.” For purposes of the LNC COC Plan, “annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “target bonus” means the higher of the target set for annual incentive bonus under the Amended and Restated ICP during the calendar year in which the participating executive was terminated, or the target set in the year in which the change in control occurred. The amount of cash payment payable under the LNC COC Plan is determined as follows:

Chief Executive Officer and President/COO	3 times the annual base salary	Plus	3 times the target bonus
All Other Participating Executives (including our other NEOs)	2 times the annual base salary	Plus	2 times the target bonus

If the conditions for payment under JP COC Plan are satisfied (as described above) a cash payment may be paid to Mr. Glass, such cash payment calculated as “covered pay” and multiplied by the executive’s applicable “tier.” Mr. Glass’s tier would equal three times the applicable “covered pay.” Mr. May’s tier was equal to 2 times the applicable “Covered Pay.” “Covered pay” is calculated by taking the higher of: (a) the participant’s annual base salary in effect on the date of the participant’s termination of employment, or (b) the participant’s annual base salary as established at the beginning of the year in which the change of control occurred, plus the higher of (x) the participant’s average annual incentive compensation accrued during the three full plan years immediately preceding the year in which the termination of employment occurred, or (y) the average annual target incentive compensation amount awarded to the participant during the three full plan years immediately preceding the year in which the termination of employment occurred, plus the higher of (i) the participant’s average annual long-term incentive compensation accrued in the three full plan years immediately preceding the year in which the termination of employment occurred, or (ii) the participant’s average target long-term incentive compensation amount awarded to him/her during the three full plan years immediately preceding the year in which the termination of employment occurred.

In addition to the cash payment described above, certain additional benefits and benefit enhancements would be paid to our NEOs under the LNC COC Plan:

•	Reimbursement of COBRA premiums paid by the NEO for the continuation of coverage under our welfare benefit plans;

•	For retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

•
100% vesting of all excess benefit plans and supplemental retirement plans, with additional years of service credited for benefit accrual purposes under a final average pay formula, or additional pay and interest credits under the cash balance formula—three years for the CEO and President, two years for all other NEOs;

•
Vesting of annual and long-term incentive plan awards for each completed performance period, with vesting for open performance periods paid at target but pro-rated to reflect the date termination occurred during the performance period in progress;

•	Immediate and 100% vesting of restricted stock and stock options; and

•
Reimbursement of the cost of outplacement services, up to a maximum of 15% of the participating executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

In addition to the cash payment provided under the JP COC Plan described above, certain additional benefits and benefit enhancements would be paid to eligible executives, including but not limited to, Mr. Glass, under that plan if conditions were met:

•
Continued coverage for the executive and the executive’s eligible dependents under all benefit plans (as defined in the Plan) for a period of time equal to the executive’s designated tier following termination of employment. In addition, participants in the Jefferson-Pilot Executive Special Supplemental Benefit Plan (ESSB) become entitled to benefits under that Plan, regardless of whether or not the executive had attained age 60 or was credited with five years of service; and

•
Payment of all compensation of every kind accrued through the date of termination, including annual and long-term incentive plan awards, with each payment pro-rated to reflect the date termination occurred during the performance period in progress.

NEOs receiving benefits under either the LNC COC Plan or the JP COC Plan may also be entitled to an after-tax payment, or “gross-up,” to cover any excise tax on amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). The gross-up would be a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax (and related assessments, if any) applicable to the executive. For executives receiving cash payments under the LNC COC Plan only, the amount of the cash payment will be automatically reduced to the Section 280G limit if they exceed that limit by no more than 10%. For purposes of the excise taxes and gross-ups in the tables below, we have assumed an NEO’s income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Executives participating in the LNC COC Plan or the JP COC Plan may be eligible to receive payments under the Lincoln National Corporation Severance Pay Plan or the Jefferson-Pilot Financial Separation Pay Plan (as described below). However, any payments made to executives under those plans shall reduce, on a dollar-per-dollar basis, the amount of any cash payment due to such executive under the LNC COC Plan or the JP COC Plan.

Mr. May’s payment under the JP COC Plan are discussed below under “—May’s Agreement.”

Change of Control Features of Other Plans of Programs

In addition to the benefits provided under the LNC COC Plan, options to purchase shares of our common stock, restricted stock, and SARs all vest and become either immediately exercisable or non-forfeitable upon our change of control. In addition, the Compensation Committee has the discretion to determine whether outstanding LTI awards (performance shares and performance options) will be paid in shares immediately upon a change of control, including the discretion as to whether to pay at target or maximum.

Regardless of whether an executive is entitled to payment of benefits under the LNC COC Plan, any participant in a supplemental retirement plan, who is (a) vested in his or her qualified retirement plan benefit, and (b) terminates employment within two years of a change in control, will be deemed to have retired under the retirement plan and will not have his/her benefit reduced for early retirement. In addition, if an executive’s employment terminates within two years of a change in control, an executive who participates in the SCP will be treated as having continued employment with us or one of our affiliates until age 65—and therefore, entitled to receive benefits without reduction.

We also maintain the Lincoln National Corporation Severance Pay Plan, which is a broad-based severance plan available to all employees on an equal basis, with eligibility for benefits triggered by job elimination or job restructuring and the Jefferson-Pilot Financial Separation Pay Plan, which provides benefits to former Jefferson-Pilot executives who are terminated without cause or are job eliminated, or who quit with “good reason” (as defined in the Plan) within two years of a change of control of Jefferson-Pilot. Under the Jefferson-Pilot Separation Pay Plan, senior vice presidents are eligible to receive one year of pay, vice presidents receive nine (9) months of pay, and assistant vice presidents receive six (6) months of pay. Any benefits received by an executive under this Plan reduce, on a dollar per dollar basis, any benefit otherwise payable to the executive under the JP COC Plan.

We also pay on a discretionary basis, or have agreed to pay, certain executives who are vice presidents and above and who are job eliminated, continued salary for a period of one year beyond termination. Any amounts payable to such executives under the Lincoln National Corporation Severance Pay Plan would offset, on a dollar-per-dollar basis, any amounts that would otherwise be payable under this discretionary program, or under the Jefferson-Pilot Financial Separation Pay Plan.

Glass’s Employment Agreement

Under Mr. Glass’s employment agreement, if Mr. Glass’s employment is terminated without good cause or if he resigns for during its effective period as a result of a “change of control” (as defined below), our material breach of the agreement, or if we failed to obtain the assumption of the agreement by any successor company, he is eligible for certain payouts. Specifically, he would receive a lump sum payment equal to his current annual base salary and 50% of the maximum bonus and long-term incentive payments that he would have received if his employment had continued until March 1, 2008, and he would be eligible for immediate retirement with benefits computed as if his employment had continued until March 1, 2008. “Change of control” is deemed to occur if:

•	any person or entity is or becomes the beneficial owner of 25% or more of the combined voting power of the company;

•	the sale of substantially all of the assets of the company or Jefferson-Pilot Life Insurance Company in a transaction opposed by Mr. Glass;

•	the consolidation or merger of the company that was opposed by Glass; or

•	the shareholders approve a liquidation or dissolution of the company.

Mr. Glass is also covered under the JP COC Plan. However, Mr. Glass would not be entitled to duplicative payments under his agreement and the JP COC Plan, and if payment is required to be provided under both his employment agreement and the JP COC Plan, he would receive the payment more favorable to him.

Gotta’s Non-Compete Agreement

In connection with his retirement, Mr. Gotta executed a Non-Compete and Anti-Solicitation Agreement, Waiver and Release of Claims. Pursuant to his agreement, we paid him:

•	a lump sum cash payment equal to $2,392,756, representing cash severance and accrued vacation;

•	his full 2004-2006 LTI award at target equal to 47,254 shares as shown in column (d) of the Option Exercises and Stock Vested table on page 52 above; and

•
a pro-rated amount of his 2005-2007 LTI award at target based on 19 months of service out of a 36-month cycle pursuant to his election to receive 67% in shares, or 16,469 (including accrued dividends) shares, and 33% in cash, or $365,750.

Pursuant to the agreement, Mr. Gotta agreed to not disclose any of our confidential information and/or trade secrets. He has also agreed that for twelve months following his termination date, he will not act, hire, or recruit our financial planners, agents, salespeople, financial advisors, or employees with whom Mr. Gotta became familiar as a result of his employment with us and who are involved in selling or distributing, or providing services with respect to the sale or distribution of our annuity products. Mr. Gotta may request a waiver of any of these obligations by written request made to our chief executive officer for each potential engagement contemplated by Mr. Gotta. The request for a waiver may be granted or not granted, in the sole and unfettered discretion of our chief executive officer.

In addition, in consideration of the payments that he is receiving under the agreement, Mr. Gotta executed a general release of claims releasing us and our affiliates and subsidiaries from any and all claims arising from his employment or termination of employment.

May’s Agreement

In connection with the termination of his employment, Mr. May executed an Agreement, Waiver and General Release, dated November 1, 2006. His agreement sets forth the payments due to him under the JP COC Plan and Jefferson-Pilot Separation Pay Plan, the payments that Mr. May was eligible to receive under our various incentive programs and certain additional payments, all as follows:

•	a lump-sum cash payment of $420,000 paid within five days of December 31, 2006, which represents the amount due him under the Jefferson Pilot Financial Separation Pay Plan;

•
a lump-sum cash payment equal to $1,223,015 on the next regular pay day following July 6, 2007, which is the amount due under the JP COC Plan, minus the amount payable under the Jefferson Pilot Financial Separation Pay Plan, plus interest paid on the delayed amount (calculated at the rate of ten percent (10%) per annum for six (6) months);

•
$663,750, plus interest calculated at the rate of 10% per annum for six months totaling $33,188, representing his target 2006 AIP bonus to be paid on the next regular pay day following July 6, 2007, which represents amounts accrued under an “Annual Incentive Plan” referenced in the JP COC Plan;

•
a lump-sum payment in equal to $428,557, in lieu of his outstanding LTI awards payout, plus interest calculated at the rate of 10% per annum for six months, on the next regular pay day following July 6, 2007;

•
up to a maximum value of $30,000 in outplacement services, but, at Mr. May’s option, we will reimburse him up to $1,000 per month for 12 months for rental office space, which shall offset dollar for dollar the value of any outplacement benefits he receives; and

•	a lump-sum payment in equal to $34,615 in accrued vacation.

Pursuant to the agreement, Mr. May agreed to not disclose any of our confidential information and/or trade secrets. In addition, in consideration of the payments that he is receiving under the agreement, Mr. May executed a general release of claims releasing us and our affiliates and subsidiaries from any and all claims arising from his employment or termination of employment.

Potential Payment Tables

The tables below reflect potential payments to each NEO, except Messrs. Gotta and May, in the event of termination of the NEO’s employment as a result of voluntary termination, retirement (early and normal), involuntary not-for-cause termination, for cause termination, and termination following a change-in-control and in the event of death or disability. The amounts for Messrs. Gotta and May show the amounts to which they are actually entitled as a result of their terminations. At December 31, 2006, only Mr. Glass was eligible for early retirement. Mr. Gotta was eligible for early retirement and retired at July 31, 2006. Accordingly, a termination of the other NEOs on December 31, 2006 would be treated as a voluntary termination. Information regarding Deferred Compensation is shown in the Nonqualified Deferred Compensation table above. Furthermore, the NEOs would be eligible to receive benefits, such as, accrued vacation pay, distributions from our 401(k) plan and life insurance benefits equal to one times salary (except for Mr. Glass), that all employees would be eligible to receive on the same basis and are therefore not included in the tables below. The amounts shown below assume that such termination was effective as of December 31, 2006, and are, therefore, estimates of the amounts that would be paid out to the NEOs upon their termination. The amounts actually paid upon termination will differ from these estimates.

In tables below, for all NEOs, except for Mr. Gotta, long-term incentive compensation, as applicable, reflects:

•	Stock Options—the aggregate dollar value of the difference between the exercise price of the options and the closing price of our common stock on December 31, 2006.

•
Equity Incentive Plan awards—the aggregate value of the LTI awards for which the NEO has elected shares (assuming vesting at maximum) multiplied by the closing price of our stock on December 31, 2006 pro-rated based on the days in the three-year performance cycle that have lapsed.

•
Non-equity Incentive Plan awards— the aggregate value of the LTI awards for which the NEO has elected cash (assuming vesting at maximum) pro-rated based on the days in the three-year performance cycle that have lapsed.

For Mr. Gotta, we used the closing price of our stock on July 31, 2006, the effective date of his retirement.

For more information about the acceleration of vesting, see “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards” table on page 48.

Jon A. Boscia

The following table shows the potential payments upon termination or our change-in-control for Jon A. Boscia, our Chairman and CEO.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary Termination After Change-in- Control		Disability	Death
Annual Incentive Compensation (AIP)	$4,625,000	$4,625,000	$4,625,000		$4,625,000	$4,625,000	$4,625,000

Long-Term Incentive Compensation:
Stock Options	$0	$32,972,415	$0		$32,972,415	$32,972,415	$32,972,415
Equity Incentive Plan Awards	$0	$8,410,888	$0	$	*	$8,410,888	$8,410,888
Non-equity Incentive Plan Awards	$0	$5,056,422	$0	$	*	$5,056,422	$5,056,422

Benefits & Perquisites:
Retirement Plan	$454,131	$483,748	$454,131		$483,748	$604,562	$431,539
Excess Retirement Plan	$2,349,646	$2,349,646	$2,349,646		$3,689,529	$5,147,320	$2,372,238
Salary Continuation Plan	$0	$3,092,629	$0		$12,004,979	$5,147,096	$11,269,095
Health and Welfare Benefits	$0	0	0		$21,421	$165,955	$0
Excise Tax & Gross-Up	$0	$0	$0		$0	$0	$0
Cash Severance	$0	$925,000	$0		$9,414,191	$0	$0
* If change-in-control occurs, the Compensation Committee will make determination, considering the nature of change-in-control, whether to pay awards for an LTI award cycle.

Frederick J. Crawford

The following table shows the potential payments upon termination or our change-in-control for Frederick J. Crawford, our Senior Vice President and CFO.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination		Involuntary Termination After Change-in- Control	Disability	Death
Annual Incentive Compensation (AIP)	$1,400,000	$1,400,000	$1,400,000		$1,400,000	$1,400,000	$1,400,000

Long-Term Incentive Compensation:
Stock Options	$0	$578,899	$0		$578,899	$578,899	$578,899
Equity Incentive Plan Awards	$0	$2,799,557	$0	$	*	$2,799,557	$2,799,557
Non-equity Incentive Plan Awards	$0	$95,830	$0	$	*	$95,830	$95,830

Benefits & Perquisites:
Stock Awards	$0	$0	$0		$398,998	$398,998	$398,998
Retirement Plan	$73,143	$76,104	$73,143		$79,658	$234,005	$73,143
Excess Retirement Plan	$120,104	$117,143	$120,104		$311,339	$1,032,528	$120,104
Salary Continuation Plan	$0	$44,995	$0		$294,745	$56,259	$26,879
Health and Welfare Benefits	$0	$0	$0		$3,430	$348,162	$0
Excise Tax & Gross-Up1	$0	$0	$0		$1,421,756	$0	$0
Cash Severance	$0	$400,000	$0		$2,200,000	$0	$0

* If change-in-control occurs, the Compensation Committee will make determination, considering the nature of change-in-control, whether to pay awards for an LTI award cycle.
[1] Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Dennis R. Glass

The following table shows the potential payments upon termination or our change-in-control for Dennis R. Glass, our President and COO.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination	Early Retirement	Involuntary Not for Cause Termination	For Cause Termination		Involuntary Termination After Change-in- Control	Disability	Death
Annual Incentive Compensation (AIP)	$2,205,000	$2,205,000	$2,205,000	$2,205,000		$2,205,000	$2,205,000	$2,205,000

Long-Term Incentive Compensation:
Stock Options	$30,136,907	$30,136,907	$30,136,907	$30,136,907		$30,136,907	$30,136,907	$30,136,907
Equity Incentive Plan Awards	$0	$3,064,227	$3,064,227	$0	$	*	$3,064,227	$3,064,227
Non-equity Incentive Plan Awards	$0	$0	$0	$0		$0	$0	$0

Benefits & Perquisites:
Retirement Plan	$300,789	$300,789	$300,789	$300,789		$312,358	$886,442	$154,312
Supplemental Retirement Plan	$988,053	$988,053	$988,053	$988,053		$1,794,034	$2,800,738	$508,342
ESSB	$4,498,308	$4,498,308	$4,498,308	$0		$4,722,613	$4,498,308	$1,812,868
Health and Welfare Benefits[1]	$132,235	$132,235	$132,235	$132,235		$132,235	$132,235	$0
Disability Income	$0	$0	$0	$0		$0	$1,351,424	$0
Life Insurance Premiums/Proceeds[1,2]	$187,590	$187,590	$187,590	$187,590		$187,590	$187,590	$1,350,000
Excise Tax & Gross-Up3	$0	$0	$0	$0		$3,953,605	$0	$0
Cash Severance	$4,884,875	$4,884,475	$4,884,875	$0		$6,007,500	$0	$0

* If change-in-control occurs, the Compensation Committee will make determination, considering the nature of change-in-control, whether to pay awards for an LTI award cycle.
1. Under his employment agreement, Mr. Glass would receive enhanced health and welfare and life insurance benefits as compared to all other employees.
2. Reflects the estimated lump-sum present value of premiums for Mr. Glass's life insurance coverage, except that the amount reflected under the heading "Death" reflects the estimated present value of the proceeds payable to Mr. Glass's beneficiaries upon his death.

[3] Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Patrick P. Coyne

The following table shows the potential payments upon termination or our change-in-control for Patrick P. Coyne, President of Lincoln National Investment Company, Inc. and Delaware Management Holdings, Inc.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination		Involuntary Termination After Change-in- Control	Disability	Death
Annual Incentive Compensation (AIP)	$4,081,500	$4,081,500	$4,081,500		$4,081,500	$4,081,500	$4,081,500

Long-Term Incentive Compensation:
Stock Options	$0	$4,946,624	$0		$4,946,624	$4,946,624	$4,946,624
Equity Incentive Plan Awards	$0	$224,830	$0	$	*	$224,830	$0
Non-equity Incentive Plan Awards	$0	$0	$0		$0	$0	$0

Benefits & Perquisites:
Retirement Plan	$0	$0	$0		$0	$0	$0
Excess Retirement Plan	$0	$0	$0		$0	$0	$0
Salary Continuation Plan	$0	$0	$0		$0	$0	$0
DRP	$689,115	$689,115	$689,115		$689,115	$689,115	$689,115
Health and Welfare Benefits	$0	$0	$0		$13,824	$330,192	$0
Excise Tax & Gross-Up1	$0	$0	$0		$2,091,974	$0	$0
Cash Severance	$0	$395,000	$0		$5,400,000	$0	$0

* If change-in-control occurs, the Compensation Committee will make determination, considerng the nature of change-in-control, whether to pay awards for an LTI award cycle.
1 Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Westley V. Thompson

The following table shows the potential payments upon termination or our change-in-control for Westley V. Thompson, President of Employer Markets.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination		Involuntary Termination After Change-in- Control	Disability	Death
Annual Incentive Compensation (AIP)	$1,527,201	$1,527,201	$1,527,201		$1,527,201	$1,527,201	$1,527,201

Long-Term Incentive Compensation:
Stock Options	$0	$2,421,016	$0		$2,421,016	$2,421,016	$2,421,016
Equity Incentive Plan Awards	$0	$6,521,742	$0	$	*	$6,521,742	$6,521,742
Non-equity Incentive Plan Awards	$0	$0	$0		$0	$0	$0

Benefits & Perquisites:
Retirement Plan	$160,570	$165,726	$160,570		$169,592	$291,147	$154,433
Excess Retirement Plan	$446,983	$441,828	$446,983		$744,211	$1,517,877	$453,120
Salary Continuation Plan	$0	$75,333	$0		$270,858	$94,402	$44,231
Health and Welfare Benefits	$0	$0	$0		$10,322	$244,779	$0
Excise Tax & Gross-Up	$0	$0	$0		$0	$0	$0
Cash Severance	$0	$500,000	$0		$3,000,000	$0	$0

* If change-in-control occurs, the Compensation Committee will make determination, considering the nature of change-in-control, whether to pay awards for an LTI award cycle.

John H. Gotta

The following table shows the payments upon early retirement for John H. Gotta, former President and CEO of The Lincoln National Life Insurance Company.

	TRIGGER EVENT
Benefits and Payments	Early Retirement

Long-Term Incentive Compensation:
Stock Options	$1,567,772	[1]
Equity Incentive PlanAwards	$3,611,817	[1]
Non-equity Incentive Plan Awards	$365,750	[1]

Benefits & Perquisites:
Retirement Plan	$216,403
Excess Retirement Plan	$645,744
Salary Continuation Plan	$113,668
Health and Welfare Benefits	$62,868
Cash Severance	$2,392,756

[1] Value is based on the $56.68 closing price of our common stock on 7/31/2006, his retirement date.

Warren H. May

The following table shows the payments upon involuntary termination after a change-in-control for Warren H. May, former President of Lincoln Financial Distributors, Inc.

TRIGGER EVENT
Benefits and Payments	Involuntary Termination AfterChange-in-Control
Annual Incentive Compensation, plus accrued interest (AIP)	$696,938

Long-Term Incentive Compensation:
Stock Options	$697,792
Performance Shares (LTI)	$0
Cash	$428,557

Benefits & Perquisites:
Stock Awards	$0
ESSB	$533,387
Life Insurance Premiums[1]	$2,212
Excise Tax Gross-Up2	$1,588,750
Cash Severance	$1,677,630
Relocation	$175,163
Outplacement Allowance	$30,000
1 Pursuant to the JP COC, Mr. May would receive enhanced health and welfare and life insurance benefits as compared to all other employees. Amount reflects estimated lump-sum present value of premiums for his life insurance coverage.
2 Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

COMPENSATION OF DIRECTORS

The Board of Directors adheres to the following guidelines in establishing outside director compensation:

•	A substantial portion of each outside director’s compensation is to be paid in shares of our common stock or stock units based on our common stock;

•	In order to avoid the appearance of employee-like tenure or compromised independence, our outside directors are generally not eligible for defined benefit pensions; and

•
Outside directors are expected to own shares of our common stock, or stock units based on our common stock, at least equal in value to three times the cash portion of their annual retainer (3 x $86,000) within five years of first being elected (33% of vested options are counted toward this requirement).

Effective January 1, 2007, our outside directors will receive an annual retainer of $172,000, excluding any fees received for holding the position of a committee chair or lead director. Current total compensation consists of an annual retainer of $86,000 in cash and $86,000 in deferred stock units. If shareholders approve the Stock Option Plan For Non-Employee Directors, the annual retainer will be paid $86,000 in cash, $43,000 in deferred stock units and $43,000 in stock options. Directors may also elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit account option, available under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors. The investment options are the same as those offered under our 401(k) plan for employees. Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our common stock (payable only in stock), or in any of the available investment options. All amounts deferred under the Directors’ Deferred Compensation Plan are payable only upon the Non-Employee Director's retirement or resignation from the Board.

In addition, effective January 1, 2007, committee chairs receive an annual retainer of $10,000, except the chair of the Audit Committee. The chair of the Audit Committee receives an annual retainer of $20,000, and each other Audit Committee member receives an annual retainer fee of $5,000. The lead director receives an annual retainer of $25,000. No Board or Committee meeting fees are paid for regularly scheduled meetings.

For 2006, our outside directors received an annual retainer of $160,000, excluding any fees received for holding the position of a committee chair or lead director, of which $80,000 was paid in cash and $80,000 was paid in deferred stock units, which were credited to each outside director's account under the Directors’ Deferred Compensation Plan for Non-Employee Directors. As discussed above, directors could also elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit account option, available under the Directors’ Deferred Compensation Plan.

In 2006, committee chairs received an annual retainer of $5,000 and the lead director received an annual retainer of $25,000. No Board or Committee meeting fees were paid.

For both 2006 and 2007, Mr. Stonecipher decided to forego the receipt of all non-employee director compensation. In lieu thereof, we provide Mr. Stonecipher with the use of an office as well as secretary support, and access to the corporate aircraft for business purposes, plus up to 25 hours per year of flight time for personal use (with imputation of taxable income for any such use). The arrangement is subject to change or termination at any time by the Corporate Governance Committee. Mr. Stonecipher continues to receive non-qualified retirement payments in the form of a monthly life annuity of $72,705 with a 10-year guaranteed period and life insurance coverage of $850,000 under his prior employment agreement with Jefferson-Pilot, which was filed as Exhibit 10(i) to the Jefferson-Pilot Form 10-K for the year ended December 31, 2002.

The Corporate Governance Committee has discretion to recommend to the Board additional compensation ($1,100 per meeting) for meetings in addition to the regularly scheduled Board or Committee meetings. Finally, non-employee Directors who are directors of Lincoln Life & Annuity Company of New York, or LLANY, receive an annual retainer of $15,000 and $1,100 for each Board and Committee meeting that they attend. For 2006, those non-employee directors of LLANY were Mr. Barrett, Mr. Henderson, Ms. Lachman and Ms. Ruckelshaus.

We also provide financial planning services to non-employee Directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates. A Lincoln Financial Network financial planner must provide the financial planning services to be eligible for reimbursement. We also allow non-employee directors to participate in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages. The participating non-employee director is responsible for all of the premiums for the coverage. Finally, directors are eligible to participate in the Lincoln Financial Foundation Inc. matching gift program, which matches up to a maximum annual contribution of $10,000 to colleges and universities.

The table below contains information about the compensation paid to outside directors during the fiscal year ended December 31, 2006.

COMPENSATION OF DIRECTORS
Name* (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2,3] ($) (c)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings (d)	All Other Compensation ($) (e)	Total ($) (f)
Marcia J. Avedon[4]	20,660	20,660	--	--	41,320
William J. Avery	80,000	80,000	--	15,317[5,7]	175,317
J. Patrick Barrett	113,512	80,000	--	--	193,512
Jenne K. Britell[4]	20,660	20,660	--	--	41,320
William H. Cunningham[6]	63,750	60,000	--	10,000[7]	133,750
George W. Henderson, III[6]	71,760	60,000	--	--	131,760
Eric G. Johnson	85,000	80,000	--	--	165,000
M. Leanne Lachman	104,400	80,000	--	10,000[7]	194,400
Michael F. Mee	80,000	80,000	--	--	160,000
William Porter Payne[6]	63,750	60,000	--	--	123,750
Patrick S. Pittard[6]	60,000	60,000	--	--	120,000
Ron J. Ponder[4]	25,660	20,660	--	--	46,320
Jill S. Ruckelshaus	99,400	80,000	--8	10,000[7]	189,400
David A. Stonecipher[6]	--	--	--	137,986[9]	137,986
Isaiah Tidwell[6]	60,000	60,000	--	9,500[7]	129,500
Glenn F. Tilton[10]	80,000	80,000	--	10,124[5]	170,124

* Our employee-directors, Messrs. Boscia and Glass, do not receive any director compensation.

1 As described above, one-half of the annual retainer of $160,000 in 2006 was paid in deferred stock units under the Deferred Compensation Plan for Non-Employee Directors, which are reported in column (c). In addition, the outside directors could elect to defer additional retainer and fees in the Deferred Compensation Plan. In 2006, directors Avedon, Avery, Barrett, Johnson, Mee, Ponder, Ruckelshaus, and Tilton elected to defer 100% of the fees shown in this column. In 2006, Mr. Tidwell elected to defer 80% of the amounts shown in this column. The fees shown also include any fees that an outside director was paid or earned for service on the Board of Lincoln Life & Annuity Company of New York, our wholly owned subsidiary.

2 No options were granted to the outside directors in 2006. All director options currently outstanding vested prior to 2006 so there is no dollar value recognized for financial statement reporting purpose in 2006 in accordance with FAS 123R. However, at December 31, 2006, the outside directors had options for the following number of shares of our common stock outstanding: Mr. Avery, 6,000; Mr. Barrett, 12,000; Mr. Cunningham 73,712; Mr. Henderson, 73,712; Mr. Johnson, 12,000; Ms. Lachman, 12,000; Mr. Mee 9,000; Mr. Payne, 73,712; Mr. Pittard, 83,835; Ms. Ruckelshaus, 12,000; Mr. Stonecipher, 2,525,619; Mr. Tidwell, 9,940; and Mr. Tilton, 9,000. The options held by Messrs. Cunningham, Henderson, Payne, Pittard, Stonecipher and Tidwell were formerly options for Jefferson-Pilot Corporation. Prior to the merger with Jefferson-Pilot, Mr. Stonecipher had gifted options covering 27,265 shares each to two of his children, which were outstanding at December 31, 2006. At December 31, 2006, the outside directors had the following number of restricted stock awards outstanding: Mr. Avery, 294; Mr. Barrett, 328; Mr. Johnson, 310; Ms. Lachman, 414; Mr. Mee, 296; Ms. Ruckelshaus, 414; and Mr. Tilton, 294. Stock awards consist of the deferred stock units reported in column (c) above, unvested restricted stock and phantom units awarded under the Directors’ Value Sharing Plan, which was terminated as of July 1, 2004 and include accrued dividend equivalents, which are automatically deemed reinvested in additional phantom units of our common stock. At December 31, 2006, stock awards beneficially owned by the directors were: Mr. Avery, 11,230; Mr., Barrett, 37,265; Ms. Britell, 13,293; Mr. Cunningham, 11,967; Mr. Henderson, 18,556; Mr. Johnson, 18,511; Ms. Lachman, 29,384; Mr. Mee, 12,939; Mr. Payne, 10,075; Mr. Pittard, 11,821; Ms. Ruckelshaus, 10,130; Mr. Stonecipher, 0; Mr. Tidwell, 4,636; and Mr. Tilton, 11,337.

3 Because these deferred units are fully vested, the full value is expensed immediately.

4 Resigned from the Board effective April 3, 2006 in connection with the merger.

5 Amount includes the aggregate cost to us of financial planning services with a Lincoln Financial Network advisor with an aggregate incremental cost of $10,000, as well as spouse social activities and gift baskets in connection with the annual board retreat.

6 Joined the Board effective April 3, 2006 in connection with the merger.

7 Directors are eligible to participate in the Lincoln Financial Foundation Inc. matching gift program, which matches up to a maximum annual contribution of $10,000 to various non-profit entities. These amounts reflect matching contributions.

8 Before 1996, directors were permitted to participate in a tax-qualified retirement plan for directors. Ms. Ruckelshaus is the only director who continues to participate in the retirement plan. The change in her pension value from December 31, 2005 to December 31, 2006 was $(12,704) using the same interest rate and mortality assumptions as those used in our financial statements. Those assumptions are incorporated herein by reference to Note 8 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2006.

9 Represents the aggregate cost for an office and secretary for 2006.

10 Mr. Tilton resigned from our Board effective March 20, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee had an “interlock” reportable under Section 407(e)(4) of Regulation S-K under the Securities Exchange Act of 1934, and no member was an employee, officer or former officer of us or our subsidiaries.

RELATED PARTY TRANSACTIONS

The Corporate Governance Committee of our Board of Directors adopted a written policy for the review, approval or ratification of transactions with related parties. The policy applies to any transaction or proposed transaction that we determine would be required to be publicly disclosed as a transaction or proposed transaction with a “related person” pursuant to Item 404(a) of Regulation S-K, and requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions. In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to us and otherwise complies with our policy on conflicts of interests. The Corporate Governance Committee shall not be required by this policy to obtain a fairness opinion or other third party support regarding the fairness of the transaction, but may determine to do so in its discretion. If a transaction is subject to ratification by the Corporate Governance Committee and the Committee does not ratify the transaction, we and/or the related person must make all reasonable efforts to terminate the transaction.

The policy does not apply to transactions involving insurance, annuity, mutual fund or other products, or financial services provided by us, our subsidiaries or affiliated planners, all on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions. This also applies to such products and services provided to an entity of which a related person is an executive officer or employee, provided that, the related person receives the same benefits generally available to other employees of such entity of an equivalent title.

During 2006, in the ordinary course of our business, The Lincoln National Insurance Company, our subsidiary, had a fund participation agreement with Neuberger Berman, Inc., a five percent beneficial owner of our common stock. Under the agreement, in consideration for various administrative services in connection with the inclusion of five Neuberger Berman variable insurance trust fund in certain of our variable annuity products, Neuberger Berman paid The Lincoln National Insurance Company $1.5 million in 2006. As this was an ordinary course of business, our related party transaction policy was not applicable. We expect to continue this ordinary course of business relationship in 2007.

On February 13, 2007, Christopher and Stephen Stonecipher, Director Stonecipher’s sons, each exercised an option covering 27,265 shares of stock with an exercise price of $42.33. As described in footnote 2 to the Compensation of Directors table, Mr. Stonecipher had transferred these options prior to our merger with Jefferson-Pilot, and therefore, the transfer was not approved under our policy described above.

Our Compensation Committee approves the compensation of executive officers. The 2006 compensation of two current executive officers, Heather Dzielak, Senior Vice President of Retirement Income Security Ventures and Terrence Mullen, President of Lincoln Financial Distributors, prior to them becoming executive officers, was therefore not approved by our Compensation Committee. For 2006, the amount of compensation not approved by the Compensation Committee for Ms. Dzielak was $176,500 and for Mr. Mullen was $875,000.

On May 31, 2006, we entered into a letter agreement with former executive officer, Theresa M. Stone, regarding her retirement. Under the letter agreement, in lieu of any benefits under the Jefferson-Pilot Supplemental Benefit Plan or ESSB Plan, and any payments otherwise due her under our annual incentive program for 2006, or under the following long-term incentive program cycles: 2006-2008, 2005-2007, and 2004-2006, Ms. Stone received a pension benefit with a present value of $2,671,026. In consideration of the payments under the letter agreement, Ms. Stone agreed to a general release of claims releasing us and our affiliates and subsidiaries, and each of our and their directors and employees from any claims arising from her employment or termination of employment. Ms. Stone’s transaction was entered into prior to the adoption of our related-party transaction policy.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2008 Annual Meeting of Shareholders must be received by us no later than December 7, 2008. All such proposals should be sent to our Corporate Secretary.

To Be Presented In-Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws. Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and end thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Based on the Annual Meeting Date of May 10, 2007, such notice to be considered timely received for the 2008 Annual Meeting of Shareholders must be received on or after January 11, 2008 and on or before February 10, 2008. That notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records);

•	a brief description of the business desired to be brought before the meeting;

•	the class and number of our shares that are beneficially owned by the proposing shareholder; and

•	a description of any interest of such proposing shareholder in the business proposed.

There are additional requirements, which may be applicable. The applicable bylaw requirements are set forth in Exhibit 1.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of our shares which are beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 2.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made. Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be. There are additional requirements that may be applicable.

2007 Shareholder Proposals

No shareholder proposals were received for the 2007 Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

Annual Report

Our Annual Report to Shareholders for the fiscal year 2006 (which includes a copy of our Form 10-K for 2006) is being mailed simultaneously with this proxy statement (in the same envelope) to shareholders of record at the relevant addresses appearing on our stock books. In addition, a printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, Pennsylvania 19102-2112. In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lfg.com.

For the Board of Directors,

C. Suzanne Womack, Secretary
April 5, 2007

Exhibit 1

Section 10. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

Exhibit 2

Section 11. Notice of Shareholder Nominees. Nominations of persons for election to the Board of Directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. [Note: Section 10 is attached to this Proxy Statement as Exhibit 1.] Such shareholder’s notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the Board of Directors calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 11. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Exhibit 3

Policy Regarding Approval of Services of Independent Auditor

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor. Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules. Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor. As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1  These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time. Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved. Also, the Audit Committee will specify a maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

In between meetings of the Audit Committee, the Chair of the Audit Committee may pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as the Chair deems appropriate from time to time. During the period between meetings (“interim period”), the pre-approval authority of the Chair shall be limited to pre-approving fees for such services not to exceed (i) $25,000 per interim period with no right to carryover any pre-approval authority remaining in an interim period to a subsequent interim period, and (ii) $100,000 for any calendar year. Also, the Chair will specify a maximum fee for each service being pre-approved, beyond which further approval of the Chair (subject to the pre-approval fee limit) or the Audit Committee will be required. The Chair must disclose to the Audit Committee any pre-approvals made pursuant to this delegation of authority at the meeting of the Audit Committee next following such pre-approval.

1 The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval. However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC. A list of the SEC’s prohibited non-audit services is included at Appendix A. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor. The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels. If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided. Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor. The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

Appendix A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client[2]

•	Financial information systems design and implementation[1]

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports[1]

•	Actuarial services[1]

•	Internal audit outsourcing services[1]

•	Management Functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit
_______________________
1Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

Exhibit 4
LINCOLN NATIONAL CORPORATION
AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Amended and Restated Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock Units, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Corporation’s Board of Directors.

(e) “Change of Control” shall have the same meaning ascribed to such term in the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Severance Benefit Plan”) on the date immediately preceding the Change of Control.

(f) “Change of Control Price” means an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means at any date each of those members of the Compensation Committee of the Board who shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three members. In the event that fewer than three members of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

(i)  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(j) “Deferred Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(k) “Effective Date” of the Plan means January 1, 1997.

(l) “Eligible Person” means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(o) “Fair Market Value” means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of Fair Market Value is being made.

(p) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(q) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(r) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g) hereof.

(t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(v) “Preexisting Plans” mean the Lincoln National Corporation 1986 Stock Option Incentive Plan (the “Stock Option Plan”) and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the “EVSP”).

(w) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

(y) “Stock” means the Corporation’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements and restrictions set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 37,726,512 of which 28,736,362 shares were either issued or reserved for issuance under outstanding Awards at March 5, 2007; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 2,000,000. Any shares of Stock that may be issued in payment of Awards, other than Options and SARs, granted on or after May 12, 2005 shall be counted against the limit described above as 3.25 shares for every share of Stock issued in connection with such Award.  Shares of Stock issued in connection with Awards granted prior to the amendment and restatement of the Plan approved by shareholders of the Corporation on May 12, 2005 shall be counted against the limit on a share-per-share basis.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award measured solely by the increase in value of shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan, or an award under a Preexisting Plan, that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan; except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. With respect to stock settled SARS, the full issuance of shares to settle such Awards will count against shares available under the Plan.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 2,000,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of the following separate provisions: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under Section 8(c) of the Plan as an Annual Incentive Award or other cash annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year by any one Participant shall be $8,000,000, and the maximum cash amount that may be earned under Section 8(b) of the Plan as a Performance Award or other cash Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Participant shall be $8,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this Section 6 prior to the date on which shareholders of the Corporation approve the adoption of the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e) below.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price) over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which any Stock payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change of Control or other events as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Employer under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the “Deferred Compensation Plan”) in units which are equivalent in value to shares of Common Stock (“Deferred Stock Units”). Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards do not impair a participant’s exemption from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Notwithstanding any other provision of this Plan, no Option that has been granted by the Corporation or a subsidiary thereof shall be thereafter repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with a change in the Corporation’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Option.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award not provided for in the original Award agreement, except that this provision shall not prevent the Committee or its designee from converting an Award to Deferred Stock Units as provided under Section 6(a) above or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

(i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

(iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 7(e). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery. In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without “cause” (as defined in the Award agreement), however, a failure of the Participant to comply with the provisions of Section 7(e)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Award exercised, paid or delivered before such termination.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)  Business Criteria. One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) total shareholder return; (10) profit margins; (11) sales, deposits, net flows, premiums and fees, or growth in premiums and fees, including service fees; (12) book value; (13) customer and producer growth or retention; (14) market share or change in market share; (15) stock price or change in stock price; (16) market capitalization, change in market capitalization, or return on market value; (17) fund, account or investment performance; (18) cash flow or change in cash flow; (19) expense ratios, product cost reduction through advanced technology, or other expense management measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) ratio of claims or loss costs to revenues; (22) satisfaction measures: customer, provider, or employee; (23) implementation or completion of critical projects or processes; (24) product development, product release schedules, new product innovation, brand recognition/acceptance; (25) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies; and (26) any criteria comparable to those listed above, including metrics designed to measure progress toward achieving the company’s strategic intent of becoming the retirement income security company of choice for its clients, that shall be approved by the Committee. One or more of the foregoing business criteria shall be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day after the beginning of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change of Control. In the event of a “Change of Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(c) Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Corporation under U.S. Generally Accepted Accounting Principles.

(e) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)  Awards Under Preexisting Plans. No further awards shall be granted under the Preexisting Plans, after the Effective Date with respect to the EVSP and after Midnight, May 15, 1997 with respect to the Stock Option Plan. The Committee may waive any conditions or rights under or amend or alter any awards granted under the Preexisting Plans to the extent provided in either (i) the Preexisting Plan under which the award was made or (ii) Section 10(e) hereof.

(l) Plan Effective Date and Shareholder Approval. The Plan was originally adopted by the Board as of the Effective Date, subject to approval by the shareholders of the Corporation on May 15, 1997, was amended and restated by the Board on March 8, 2001, subject to approval by the shareholders of the Corporation on April 10, 2001, was again amended and restated by the Board on March 25, 2005, subject to approval by the shareholders of the Corporation on May 12, 2005, and was again amended and restated by the Board on February 22, 2007, subject to approval by the shareholders of the Corporation on May 10, 2007.

Exhibit 5

LINCOLN NATIONAL CORPORATION
STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

1.  Purpose. The purpose of this Stock Option Plan for Non-Employee Directors (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”) in attracting, retaining, and rewarding the services of experienced and knowledgeable non-employee directors, and to encourage non-employee directors of the Corporation to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s shareholders.

2.  Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)  “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Options or other rights are transferred if and to the extent permitted under Section 8(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(b)  “Board” means the Corporation’s Board of Directors.

(c)  “Cause” means (as determined by the Committee in its sole discretion) the Participant’s (i) dishonesty, (ii) refusal to perform his or her duties for the Corporation, (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct is in the best interests of the Corporation, or (iv) any other reason that the Committee determines in its sole discretion constitutes Cause.

(d)  “Change of Control” has the same meaning as set forth in the Lincoln National Corporation Executives’ Severance Benefit Plan.

(e)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f)  “Committee” means, at any date, each of those members of the Corporate Governance Committee of the Board of Directors of the Corporation who shall be: (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three members. In the event that fewer than three members of the Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Committee are eligible to serve.

(g)  “Director” means a member of the Board.

(h)  “Effective Date” means May 10, 2007, the date on which the Plan was approved by the shareholders of the Corporation at the 2007 Annual Meeting of Shareholders.

(i)  “Eligible Director” means each Director who is not an employee of the Corporation or any subsidiary of the Corporation.

(j)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(k)  “Fair Market Value” means the Fair Market Value of Stock or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock as quoted on the composite transactions table on the New York Stock Exchange on the date of grant.

(l)  “Option” means a non-qualified stock option, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

(m)  “Participant” means an Eligible Director who has been granted an Option under the Plan which remains outstanding, including a person who is no longer an Eligible Director.

(n)  “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

(o)  “Stock” means the Corporation’s Common Stock, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8(c) hereof.

3.  Administration.

(a)  Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, determine questions of eligibility, grant Options, determine the number and other terms and conditions of, and all other matters relating to, Options, prescribe Option agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Option agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)  Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, Participants, Beneficiaries, transferees under Section 8(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting, or in lieu of a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, and (ii) to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c)  Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.  Stock Subject to Plan.

(a)  Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Options under the Plan shall be 500,000, as approved by the Corporation’s Shareholders at the May 10, 2007 Annual Meeting of Shareholders.

(b)  Application of Limitation to Grants of Options. No Option may be granted if the number of shares of Stock to be delivered in connection with such Option exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of then-outstanding Options (whether or not then vested and exercisable). The Committee may adopt reasonable counting procedures to ensure appropriate counting, and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Option.

(c)  Availability of Shares Not Delivered Under Options. Shares of Stock subject to an Option under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available to grant as Options under the Plan; except that if any such shares could not again be available to grant as Options to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Options to Participants who are not subject to such limitation.

5.  Eligibility. Options may be granted under the Plan only to Eligible Directors.

6.  Specific Terms of Options.

(a)  General. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of the Participant’s termination of service as a Director. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan.

(b)  Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)  Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)  Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)  Effect of Termination of Service. Except as otherwise provided in the Plan and the applicable Option agreement, in the event that a Participant terminates his or her service as a Director other than for Cause, (i) an Option may be exercised only to the extent vested and exercisable on the date of termination, and (ii) any Option (or portion thereof) which is not vested and exercisable on the date of termination shall terminate and be forfeited on such date. If the services of a Participant are terminated for Cause, his or her Option (whether vested or unvested) shall terminate and be forfeited as of the date of termination.

(c)  Change of Control. Unless otherwise provided in the applicable Option agreement, in the event of a “Change of Control,” any Option that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option without regard to any termination of the Participant’s service as a Director, subject only to applicable restrictions set forth in Section 8(a) hereof.

7.  Certain Other Provisions.

(a)  No Repricing. Notwithstanding any other provision of this Plan, no Option that has been granted by the Corporation shall be thereafter repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with a change in the Corporation’s capitalization in accordance with Section 8(c) hereof), if the effect would be to reduce the exercise price for the shares underlying such Option.

(b)  Term of Options. The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten (10) years.

(c)  Settlement of Options. Subject to the terms of the Plan and any applicable Option agreement, payments to be made by the Corporation upon the exercise of an Option shall be made in Stock. The settlement of any Option may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more events specified in the Option agreement.

(d)  Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Options to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Option agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e)  Rescission.

(i)  A Participant shall not, without the prior written authorization of the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any material confidential information relating to the business of the Corporation that is acquired by the Participant either during or after his or her service as a Director.

(ii)  Failure to comply with the requirements of subparagraph (i) above prior to, or during the six months after, any exercise, payment or delivery of Stock pursuant to an Option shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with subparagraph (i). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery. Such payment shall either be made in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

8.  General Provisions.

(a)  Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock under any Option until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)  Limits on Transferability; Beneficiaries. No Option or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Options or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Option agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)  Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Options granted thereafter, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Options and (iii) the exercise price relating to any Option and/or make provision for payment of cash or other property in respect of any outstanding Option. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event.

(d)  Taxes. If and to the extent required by applicable law, the Corporation is authorized to withhold all required local, state, federal, foreign or other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable with respect to an Option, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Corporation under U.S. Generally Accepted Accounting Principles.

(e)  Changes to the Plan and Options. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Options under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Option. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Option theretofore granted and any Option agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Option.

(f)  Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Director or Participant the right to continue as an Eligible Director or Participant or serve as a Director for any period of time or to continue his present or any other rate of compensation, (ii) giving an Eligible Director or Participant any claim to be granted any Option under the Plan or to be treated uniformly with other Participants, or (iii) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Option.

(g)  Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Option, nothing contained in the Plan or any Option agreement shall give any such Participant any rights that are greater than those of an unsecured creditor of the Corporation.

(h)  Non-exclusive Nature of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for Eligible Directors of the Corporation as it may deem desirable.

(i)  Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)  Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Option agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)  Effective Date and Term of Plan. The Plan shall become effective on the Effective Date; provided that the Plan is approved by the shareholders of the Corporation at the annual meeting of shareholders on that date. No Option shall become exercisable or otherwise realizable prior to such annual meeting. The Plan shall terminate as of the close of business on the tenth anniversary of the Effective Date, unless sooner terminated by action of the Board. No Option may be granted after termination of the Plan, but such termination shall not affect the validity of any Option then outstanding.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.

1. To elect Directors. FOR* ☐ WITHHELD FOR ALL NOMINEES ☐

*For all nominees except as withheld as noted below.

01 William J. Avery
02 William H. Cunningham
03 William P. Payne
04 Patrick S. Pittard
05 Jill S. Ruckelshaus

- all as described more fully in Lincoln National Corporation's Proxy Statement for the 2007 Annual Meeting of Shareholders.

In their discretion, the proxies are authorized to act or vote upon such other matters as may properly come before the meeting or any adjournment thereof.

All in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature must be that of the Shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc., should so indicate when signing.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/lnc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and of the Company's Annual Report for 2006, and you do NOT need to mail back your proxy card.

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at www.LFG.com/proxy-annrep

P R O X Y

LINCOLN NATIONAL CORPORATION

Annual Meeting of Shareholders to be held on May 10, 2007

This Proxy/Voting Instruction is Being Solicited by the Board of Directors

The undersigned shareholder of LINCOLN NATIONAL CORPORATION (the "Corporation"), an Indiana corporation, appoints JON A. BOSCIA, WILLIAM J. AVERY and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the Shareholders of the Corporation, to be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, PA 19102, 10:00 a.m., local time, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Corporation's Employees' and Agents' Savings and Profit-Sharing Plans.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

This proxy/voting instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 and 4. If no voting instruction is given to the trustees, the trustees will vote your shares in proportion to the shares held by your plan for which voting instructions have been received.

AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be Signed, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲